Exhibit 10.1

LEASE AGREEMENT

EXETER 700 ROUTE 202/206, LLC

Landlord

AND

INSMED INCORPORATED

Tenant

AT

700 ROUTE 202/206

BRIDGEWATER, NEW JERSEY

LEASE AGREEMENT

THIS LEASE AGREEMENT is made by and between EXETER 700 ROUTE 202/206, LLC, a Delaware limited liability company (“Landlord”) and INSMED INCORPORATED, a Virginia corporation (“Tenant”), and is dated as of the date on which this Lease has been fully executed by Landlord and Tenant.

1.              Basic Lease Terms and Definitions.

(a)                                 Premises: Consisting of the land legally described on Exhibit “A” attached hereto (the “Land”) and all improvements now or hereafter located on the Land including without limitation a parking lot, drive aisles, driveways and a two and one half (2 1/2) story building containing approximately 117,022 rentable square feet upon completion of the Base Building Improvements (as hereinafter defined), a plan of which Building is shown on Exhibit “A-1” attached hereto and all appurtenances thereto.

(b)           Building: A building containing approximately 117,022 rentable square feet upon completion of the Base Building Improvements, subject to expansion in accordance with the terms of this Lease. If and when the New Building (as hereinafter defined) is constructed, the term “Building” as used herein shall also include the New Building.

(c)                                  Address: 700 Route 202/206, Bridgewater, New Jersey.

(d)                                 Term: 130 months (plus any partial month from the Commencement Date until the first day of the next full calendar month during the Term). In the event that Tenant validly exercises any of its Renewal Options pursuant to Section 30 of this Lease, then all references herein to the “Term” shall be deemed to include the Renewal Terms (as applicable).

(e)                                  Commencement Date: The earlier of (i) September 1, 2019 (the “Estimated Commencement Date”); provided, however, subject to delays caused by Tenant Delay, in the event that the Base Building Improvements are not Substantially Completed on or before March 1, 2019, or the Tenant Requested Optional Improvements (as hereinafter defined) are not Substantially Completed on or before the dates provided on Exhibit “H” for Substantial Completion, the Estimated Commencement Date shall be delayed, on a day for day basis, for each day from and including March 1, 2019 if the delay is to the Base Building Improvements and from the applicable delivery date set forth on Exhibit “H” (i.e., April 16, 2019 for the elevator shaft) if the delay is to the Tenant Requested Optional Improvements until the date on which the Base Building Improvements or the Tenant Requested Optional Improvements, as the case may be, are Substantially Completed; or (ii) the date

Tenant takes possession of the Premises to commence its business operations therein. The parties acknowledge that Tenant’s exercising Tenant’s early access rights pursuant to Section 2(f) hereof shall not be considered taking possession of the Premises for the purpose of establishing the Commencement Date.

(f)                                   Expiration Date: 11:59 p.m. on the last day of the Term.

(g)                                 Minimum Annual Rent: Payable in monthly installments as follows:

Period (in
full months)	Annual	Monthly
1-3 (the “Free Rent Period”)	N/A	$0.00
4-12	N/A	$243,600.80
13-24	$2,981,720.56	$248,476.71
25-36	$3,040,231.56	$253,352.63
37-43 (the “Free Rent Period”)	N/A	$0.00
44-48	N/A	$258,228.55
49-60	$3,157,253.56	$263,104.46
61-72	$3,215,764.56	$267,980.38
73-84	$3,274,275.56	$272,856.30
85-96	$3,332,786.56	$277,732.21
97-108	$3,391,297.56	$282,608.13
109-120	$3,449,808.56	$287,484.05
121-130	N/A	$292,359.96

Notwithstanding anything to the contrary, during the Free Rent Period, Tenant shall be liable for payment of all Annual Operating Expenses as if there is no Base Year (i.e., initially $51,294.64 per month), as set forth in Sections 5 and 6 hereof and all utilities as set forth in Section 7 hereof. The abatement of Minimum Annual Rent provided for herein is conditioned upon Tenant’s full and timely performance of all of its obligations under this Lease. If, at any time during the Free Rent Period, an Event of Default by Tenant occurs, the abatement of Minimum Annual Rent provided for herein shall immediately become suspended until the Event of Default is cured. If, at any time during the initial Term an Event of Default by Tenant occurs, and, as a result, this Lease or Tenant’s right to possess the Premises is terminated, then, in addition to all other amounts due to Landlord under this Lease, the unamortized balance of all Minimum Annual Rent herein abated (i.e. $730,802.40) (amortized on a straight line basis over the initial Term, excluding the Free Rent Period and any Renewal Term) shall become due and payable to Landlord immediately upon demand.

(h)                                 Base Year: 2020.

(i)                                    Tenant’s Share: 100% (also see Additional Definitions).

(j)                                    Use: general office use, research and laboratory use and ancillary uses.

(k)                                 Security Deposit: $1,550,000 in the form of a letter of credit, subject to the terms of Section 27 below.

(l)                                    Addresses For Notices:

Landlord:                                                                                                                                                                                                                                                                                          Tenant:

101 West Elm Street, Suite 600                                                                                                                                                                         Before the Commencement Date:

Conshohocken, PA 19428

Attn: Chief Financial Officer                                                                                                                                                                                     S. Nicole Schaeffer

Chief People Strategy Officer

Insmed

10 Finderne Avenue, Building 10

Bridgewater, NJ 08807-3365

With copy to:

Michael Smith, Esquire

Insmed

10 Finderne Avenue, Building 10

Bridgewater, NJ 08807-3365

After the Commencement Date:

At the Premises.

Attn: Nicole Schaeffer

Chief People Strategy Officer

With copy to:

Michael Smith, Esquire

(m)                             Additional Definitions: See Rider for the definitions of other capitalized terms.

(n)                                 Contents: The following are attached to and made a part of this Lease:

Rider — Additional Definitions	Exhibits:	“A” — Legal Description of Land and Premises “A-1” — Plan of the Building “B” — Building Rules “C” — Base Building Improvements “C-1” — Base Building Improvement Plans

“C-2” — Tenant Requested Optional Improvements

“D” — Intentionally Deleted

“E” — Letter of Credit Criteria

“F” — Future Expansion Plan

“G” — Commencement Date Memorandum

“H” — Tenant Requested Optional Improvement Schedule

2.              Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right to use all appurtenances, easements and licenses. Tenant accepts the Premises and Building “AS IS”, without relying on any representation, covenant or warranty by Landlord other than as expressly set forth in this Lease. The Premises includes 542 parking spaces (for a parking ratio of 4.63 spaces per 1,000 rentable square feet). Subject to completion of the Base Building Improvements, Landlord and Tenant stipulate and agree to the rentable square footage set forth in Section 1 above without regard to actual measurement. Notwithstanding the foregoing, within sixty (60) days after the Base Building Improvements are Substantially Completed, either Landlord or Tenant may make a one-time request in writing to the other party to cause the rentable square footage of the Premises to be remeasured per the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-2010, at the requesting party’s sole cost and expense, by an engineer or architect reasonably satisfactory to both parties. The area stipulated in Section 1 above shall be binding on the parties unless the remeasured rentable square footage differs by more than 1% from the rentable square footage stipulated in Section 1 above. Landlord and Tenant shall work together in good faith to resolve any issues raised by the other party with respect to such remeasurement. Pending completion of the remeasurement of the Premises (if applicable), Tenant shall pay all Monthly Rent due hereunder based upon the stipulated rentable square footage set forth in Section 1 above. If the Premises are remeasured per this Section and such remeasurement differs by more than 1% from the rentable square footage stipulated in Section 1, following such determination of the rentable square footage of the Premises, the Minimum Annual Rent and all other amounts in the Lease affected by the addition or reduction (as the case may be) of rentable square footage shall be adjusted accordingly retroactive to the Commencement Date.

(a)                                 Landlord shall, at Landlord’s sole cost and expense (and not as part of (i) the Tenant Improvement Allowance or (ii) Operating Expenses), cause to be constructed, in a good and workmanlike manner and in compliance with applicable Laws, the improvements, modifications and alterations to the Premises set forth on and in accordance with Exhibit “C” and Exhibit “C-1” (the “Base Building Improvements”). The Base Building Improvements shall be designed and constructed to be consistent with other Class A office buildings in the greater Bridgewater, Basking Ridge and Warren area. The Base Building Improvements shall include the delivery of all mechanical, electrical, heating, ventilation and cooling, plumbing systems and life/safety systems servicing the Premises in good working order and in compliance with applicable Laws. In constructing the Base Building Improvements, Landlord shall use Building standard materials and finishes (unless otherwise provided on Exhibit “C”) and Landlord reserves the right to make substitutions of material of equivalent grade and quality if any specified material shall not be readily and reasonably available, provided Landlord obtains Tenant’s consent therefor, which consent shall not be unreasonably withheld, conditioned or delayed and shall be granted or denied within three (3) business days of request therefor. Upon the Base Building Improvements being Substantially Completed, Landlord shall notify Tenant, and Tenant or its Agents shall inspect the Base Building Improvements with Landlord within five (5) business days of receipt of such notice from Landlord. Within five (5) business days following such inspection, Tenant shall deliver to Landlord a punchlist of defective or incomplete portions of the Base Building Improvements. Landlord shall cause such punchlist items to be repaired or completed within thirty (30) days of Landlord’s receipt of the punchlist. Upon completion of all punchlist items to Tenant’s reasonable satisfaction, it shall be presumed that all of the Base Building Improvements shall be completed in a good and workmanlike manner, excluding however, latent defects and all repairs required in connection with routine maintenance and repairs or damages caused by Tenant.

(b)                                 Provided that this Lease is fully executed on or before September 7, 2018, subject to delays caused by Tenant Delay or Force Majeure, if the Substantial Completion of the Base Building Improvements has not occurred on or before April 30, 2019, subject to a day-for-day extension for any Tenant Delay or Force Majeure (the “First Deadline”), then Tenant shall be entitled, as its sole and exclusive remedy except as set forth below, to a rent credit equal to one (1) day of Minimum Annual Rent for each one (1) day that the Substantial Completion of Base Building Improvements is delayed beyond the First Deadline. Additionally, provided that this Lease is fully executed on or before September 7, 2018, in the event that Substantial Completion of the Base Building Improvements has not occurred on or before May 31, 2019, subject to a day-for-day extension for any Tenant Delay or Force Majeure (the “Second Deadline”), Tenant shall be entitled, as its sole and exclusive remedy except as set forth below, to a rent credit equal to two (2) days of Minimum Annual Rent for each one (1) day that the Substantial Completion of the Base Building Improvements is delayed beyond the Second Deadline. Any credit to which Tenant is entitled pursuant to this subsection shall be applied against Minimum Annual Rent first due under this Lease. Furthermore, in the event that Substantial Completion of the Base Building

Improvements has not occurred on or before September 30, 2019, subject to a day-for-day extension for any Tenant Delay or Force Majeure (the “Termination Date”), Tenant shall be entitled to terminate this Lease by delivering written notice to Landlord within sixty (60) days after the Termination Date, in which event this Lease shall terminate on the date which is thirty (30) days after Landlord’s receipt of such termination notice (the “Termination Effective Date”), unless the Base Building Improvements are Substantially Completed prior to the Termination Effective Date.

(c)                                  Within five (5) business days after request of either party following the determination of the Commencement Date, the parties shall execute a commencement date memorandum memorializing the Commencement Date, Free Rent Period, Expiration Date, Tenant’s acceptance of the Premises and such other items reasonably requested by Landlord in substantially the form attached hereto as Exhibit “G”.

(d)                                 In addition to completing the Base Building Improvements at Landlord’s sole cost and expense, Landlord shall provide Tenant with a tenant improvement allowance in an amount up to $5,715,605 (the “Tenant Improvement Allowance”) towards the hard and soft costs of improvements to be constructed in the Premises by Tenant (collectively, the “Tenant Improvements”) and, if elected, the Tenant Requested Optional Improvements. The Tenant Improvements shall include certain improvements to the lobby, the bathrooms and common elements of the Building (collectively, the “Lobby Improvements”). The Lobby Improvements shall be designed and constructed to be consistent with other Class A office buildings in the greater Bridgewater, Basking Ridge and Warren area pursuant to plans, specifications and schematic drawings (collectively “drawings”) approved by Landlord in writing, such approval not to be unreasonably withheld or delayed. The Lobby Improvements shall be performed by contractors approved by Landlord such approval not to be unreasonably withheld or delayed. Tenant shall provide said schematic drawings for the Lobby Improvements for Landlord’s approval on or before September 30, 2018. Landlord shall approve or disapprove such drawings within five (5) business days after receipt, and if disapproved, provide reasonable detail for such disapproval. If Landlord fails to respond during such five (5) business day period, Tenant shall provide Landlord with an additional written notice thereof, which notice shall specify that Tenant’s drawings will be deemed approved if Landlord fails to respond to such notice within two (2) business days of receipt of such notice, and if Landlord fails to respond within two (2) business days of said notice, the drawings shall be deemed approved. If Tenant is required to resubmit drawings, the same process and timing shall apply for Landlord’s approval of the revised drawings. Tenant acknowledges and agrees that except for the Base Building Improvements (or, if elected, the Tenant Requested Optional Improvements), Landlord has no obligation whatsoever to make any improvements to the Premises or the Building and that Tenant shall be solely obligated, at Tenant’s sole cost and expense (subject to the application of the Tenant Improvement Allowance), to make the Tenant Improvements including any improvements necessary for Tenant’s business operations in the Premises and to obtain any and all Permits required for Tenant’s construction of the Tenant Improvements and Tenant’s occupancy of the Premises. The Tenant Improvements shall be constructed by Tenant and Tenant’s Agents in a good and workmanlike manner, using new or like-new materials, and in accordance with all applicable Laws and in accordance with the terms and conditions of this Lease, including but not limited to Section 12 and Section 13 (the “Lease Requirements”). Without limiting any of the Lease Requirements, the Tenant Improvements shall conform with a space plan, specifications and construction drawings reasonably approved in writing in advance by Landlord and shall be performed in accordance with Landlord’s reasonable construction rules and regulations and in such a manner and at such times as not to interfere with the operation of the Building Systems. Landlord shall approve or disapprove such drawings within five (5) business days after receipt, and if disapproved, provide reasonable detail for such disapproval. If Landlord fails to respond during such five (5) business day period, Tenant shall provide Landlord with an additional written notice thereof, which notice shall specify that Tenant’s drawings will be deemed approved if Landlord fails to respond to such notice within two (2) business days of receipt of such notice, and if Landlord fails to respond within two (2) business days of said notice, the drawings shall be deemed approved. If Tenant is required to resubmit drawings, the same process and timing shall apply for Landlord’s approval of the revised drawings. Tenant shall pay Landlord all reasonable third-party out-of-pocket costs and expenses in connection with Landlord’s review of Tenant’s plans and specifications to the extent such plans affect the structure of the Building or materially impact the Building Systems (but in no event will Tenant be required to pay Landlord any internal fees related to Landlord’s review of Tenant’s proposed Alterations). All of Tenant’s contractors and subcontractors working in connection with the Tenant Improvements shall carry insurance reasonably required by Landlord, naming Landlord as an additional insured. Landlord agrees to cooperate, at no out-of-pocket expense to Landlord, with Tenant in connection with Tenant’s application and procurement of any Permits or approvals necessary to perform the Tenant Improvements or to obtain any other Permits or governmental approvals necessary for Tenant to make the improvements to the Premises contemplated by this Lease. Subject to the foregoing, Landlord shall disburse the Tenant Improvement

Allowance to Tenant in installments (no more frequently than once per month) of at least $100,000 within thirty (30) days after Landlord’s receipt of written request therefor, together with the following: (1) the appropriate AIA application for payment signed by Tenant’s general contractor and architect and notarized, which application for payment shall confirm that the work which Tenant is requesting payment has been completed and that Tenant has funded its share of the completed work, (2) copies of all required current Permits for the Tenant Improvements not previously provided to Landlord, (3) invoices, and (4) lien waivers from contractors, subcontractors and vendors for completed work provided on a thirty (30) day trailing basis, with waivers for any portion of the Tenant Improvement Allowance previously funded by Landlord and any portion of the Tenant Improvement costs previously required to be paid by Tenant being submitted with current request. For purposes of this Section, Tenant’s share of the completed work for each draw request shall equal the percentage of the total cost of the Tenant Improvements, and, if elected, the Tenant Requested Optional Improvements, not covered by the Tenant Improvement Allowance. Tenant shall pay all costs of the Tenant Improvements, and, if elected, the Tenant Requested Optional Improvements, in excess of the Tenant Improvement Allowance. Any portion of the Tenant Improvement Allowance not used within twenty-four (24) months after the Commencement Date shall be deemed forfeited.

(e)                                  Landlord shall cooperate, at no out-of-pocket cost to Landlord, with Tenant to, at Tenant’s sole cost and responsibility (subject to application of the Tenant Improvement Allowance), secure any necessary approvals for the Tenant Improvements (or the Tenant Requested Optional Improvements to be completed at Tenant’s expense subject to application of the Tenant Improvement Allowance), including without limitation, necessary approvals to install the freight elevator, rooftop deck, and operable window wall as described on Exhibit “C-2”.

(f)                                   Commencing on the Effective Date and not later than seven (7) months prior to the Estimated Commencement Date, Landlord shall permit Tenant to enter the Premises in order to commence the Tenant Improvements in accordance with the terms of this Lease. In addition, from and after the date of this Lease, Tenant and its architects, engineers and contractors may enter the Premises in order to plan and prepare for the Tenant Improvements, such as taking measurements provided they coordinate such entry with Landlord. With respect to such early access, all provisions of this Lease shall then be in full force and effect, specifically including, but not limited to, Sections 8 and 10 hereof (but excluding however, Tenant’s obligation to pay for utilities, Monthly Rent or any other fees or expenses chargeable to Tenant hereunder). Furthermore,

Tenant’s entry in the Premises shall not unreasonably interfere with Landlord’s construction of the Base Building Improvements and, if elected, the Tenant Requested Optional Improvements, and any such interference shall be considered a Tenant Delay hereunder. In connection with such early access, Tenant shall follow the policies and safety directives of Landlord’s contractor. Notwithstanding the foregoing, (i) Landlord shall provide Tenant and its contractor with access to the parking lot during the construction of the Base Building Improvements to allow Tenant’s contractors to install electric car charger stations in a location reasonably approved by Landlord, provided that at Landlord’s request, Tenant shall remove such charging stations at the end of the Term, and (ii) Landlord and Tenant shall cooperate and coordinate as reasonably required regarding the completion of such work by or on behalf of Tenant during Landlord’s construction of the Base Building Improvements to the parking lot.

(g)                                 Tenant shall have the right, in accordance with the schedule attached hereto as Exhibit “H”, to request in writing Landlord to perform any of the improvements listed on Exhibit “C-2” attached hereto (the “Tenant Requested Optional Improvements”); provided, however, that Tenant must notify Landlord of such request on or before October 12, 2018 or Tenant shall be deemed to have forfeit such right; provided further, however, that the October 12, 2018 deadline shall be extended on a day-for-day basis for any delay in meeting the deadlines set forth on Exhibit “H” which are not noted as deadlines applicable to Tenant. If so requested, (i) the Tenant Requested Optional Improvements shall be performed by Landlord, at Tenant’s sole cost and expense, including any hard or soft costs related thereto, subject to Landlord’s right to apply the Tenant Improvement Allowance as set forth in subsection (d) above to the extent available, (ii) consistent with Exhibit “H”, the Tenant Requested Optional Improvements shall be constructed pursuant to one or more fixed costs contracts or guaranteed maximum price contracts which shall be subject to Tenant’s reasonable approval, (iii) Landlord shall cause the Tenant Requested Optional Improvements to be constructed in a good and workmanlike manner, in compliance with applicable Laws and in accordance with the reasonably approved plans for the Tenant Requested Optional Improvements, and (iv) the parties shall use commercially reasonable efforts to comply with the schedule attached hereto as Exhibit “H”. Upon the Tenant Requested Optional Improvements being Substantially Completed, Landlord shall notify Tenant, and Tenant or its Agents shall inspect the Tenant Requested Optional Improvements with Landlord within five (5) business of receipt of such notice from Landlord. Within five (5) business days following such inspection, Tenant shall deliver to Landlord a punch list of defective or incomplete portions of the Tenant Requested Optional Improvements, Landlord shall cause such punch list items to be repaired or completed within thirty (30) days of Landlord’s receipt of the punch list. Upon completion of all punch list items to Tenant’s reasonable satisfaction, it shall be presumed that all of the Tenant Requested Optional Improvements shall be completed in a good and workmanlike manner, excluding however, latent defects and all repairs required in connection with routine maintenance and repairs or damages caused by Tenant. In no event shall Landlord be liable for any delays in completing the Tenant Requested Optional Improvements, provided this sentence shall not be construed to modify Section 1(e) above.

3.              Use. Tenant shall occupy and use the Premises only for the Use specified in Section 1 above. Tenant shall not use or permit the use of any portion of the Premises for outdoor storage. Subject to emergencies and the terms of this Lease, Tenant shall have access to the Premises 24 hours per day, 365 days per year during the Term

4.              Term; Possession. The Term of this Lease shall commence on the Commencement Date and shall end on the Expiration Date, unless sooner terminated in accordance with this Lease.

5.              Rent; Taxes. Tenant agrees to pay to Landlord, without demand, deduction or offset except as otherwise set forth in this Lease, Minimum Annual Rent and Annual Operating Expenses for the Term. Tenant shall pay the Monthly Rent, in advance, on the first day of each calendar month during the Term, at Landlord’s address designated in Section 1 above unless Landlord designates otherwise; provided that Monthly Rent for the first full month (after the initial Free Rent Period) shall be paid within five (5) business days of the full execution and delivery of Lease to Tenant. If the Commencement Date is not the first day of the month, the Monthly Rent for that partial month shall be apportioned on a per diem basis (at the rate applicable for the first full month after the initial Free Rent Period) and shall be paid on or before the Commencement Date. Tenant shall pay Landlord, within five (5) days after demand, a service and handling charge equal to 5% of any Rent not paid within seven (7) days after the date due. In addition, any Rent, including such charge, not paid within seven (7) days after the due date will bear interest at the Interest Rate from the date due to the date paid. Tenant shall pay before delinquent all taxes levied or assessed upon, measured by, or arising from: (a) the conduct of Tenant’s business; (b) Tenant’s leasehold estate; or (c) Tenant’s property and trade fixtures. Additionally, Tenant shall pay to Landlord all sales, use, transaction privilege, or other excise tax that may at any time be levied or imposed upon, or measured by, any amount payable by Tenant under this Lease.

6.              Operating Expenses.

(a)                                 In addition to paying the Minimum Annual Rent, for each year ending or commencing within the Term, Tenant shall pay to Landlord, as additional Rent, Tenant’s Share of Operating Expenses to the extent that such Operating Expenses exceed the Operating Expenses incurred during the Base Year. Landlord may also invoice Tenant separately from time to time for Tenant’s Share of any extraordinary or unanticipated Operating Expenses in excess of the Base Year Operating Expenses. Each calendar year or part thereof during the Term (and as soon as practical after the expiration or termination of this Lease or, at Landlord’s option, after a sale of the Premises), Landlord shall provide Tenant with a statement of Operating Expenses (“Statement”) which shall state the Base Year Operating Expenses, the Operating Expenses actually incurred for such year (or period) just ended, Tenant’s Share thereof and the amounts, if any, paid during such year as Estimated Expenses (as hereinafter defined). Upon receipt of the Statement for each year ending during the Term, (i) Tenant shall pay, within thirty (30) days, the full amount by which Tenant’s Share of Operating Expenses exceed those expenses incurred during the Base Year, less the amounts, if any, paid during such year as Estimated Expenses or (ii) if Tenant’s payments of Estimated Expenses are greater than the full amount by which Tenant’s Share of Operating Expenses exceed those expenses incurred during the Base Year, such excess shall be credited against installments of additional rent on account of Operating Expenses (or paid by Landlord to Tenant within thirty (30) days of Tenant’s receipt of such Statement if this Lease has terminated or expired). Landlord shall endeavor to give Tenant a yearly Operating Expense estimate statement which shall set forth Landlord’s reasonable estimate of what the total amount by which Operating Expenses for the then-current year are estimated to exceed the Base Year Operating Expenses for such items and the monthly increase from the prior year’s estimated Operating Expense, if any (the “Estimated Expenses”). The failure of Landlord to timely furnish the statement of Estimated Expenses for any year shall not preclude Landlord from enforcing its rights to collect any Estimated Expenses. Following Landlord’s delivery of the statement of Estimated Expenses, Tenant shall pay, with its next installment of Minimum Annual Rent due, a fraction of the Estimated Expenses. Such fraction shall have as its numerator the number of months which have elapsed in such current year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until Estimated Expenses are furnished, Tenant shall pay monthly, with the monthly Minimum Annual Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Expenses set forth in statement of Estimated Expenses for the previous year. If Tenant’s payment of Estimated Expenses are overstated during any year and as such, Tenant has overpaid Operating Expenses for such year as herein provided, Landlord shall pay to Tenant the amount of any overpayment within thirty (30) days after Tenant’s receipt of the Statement or, at Landlord’s option, Landlord may credit Tenant’s account for any overpayment.

(b)                                 If Tenant does not give Landlord notice within 120 days after receiving Landlord’s Statement that Tenant disagrees with the

Statement, Tenant shall be deemed to have waived the right to contest such Statement. If Tenant disagrees with such Statement, Tenant shall, pending the resolution of such dispute, nonetheless pay all of Tenant’s Share of the Annual Operating Expenses in accordance with such Statement furnished by Landlord. Tenant, at Tenant’s expense, may audit the Statement under the following conditions: (A) Tenant provides notice of its intent to audit within 90 days after receiving the Statement setting forth in reasonable detail the items in dispute; (B) the audit is performed by Tenant or a certified public accountant that has not been retained on a contingency basis or other basis where its compensation relates to the cost savings of Tenant; (C) the audit is completed no later than 30 days after the date Landlord makes all of the necessary books and records available to Tenant or Tenant’s auditor; (D) the audit must be conducted during normal business hours; (E) the contents of the books and records of Landlord shall be kept confidential by Tenant, its auditor and its other professional advisors, other than as required by Laws or to enforce this Lease; and (F) in the event that Tenant or its auditor determines that an overpayment is due Tenant, Tenant or Tenant’s auditor shall produce a detailed report addressed to both Landlord and Tenant with its calculated conclusions within 30 days after the completion of the audit. Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s audit. Upon the resolution of such dispute, any amount due Tenant (if any) shall be credited against future payments of Rent or, if no further Rent is due, such amount shall be paid to Tenant within 30 days after the date of such resolution. Tenant shall be responsible for all costs, expenses and fees incurred in connection with its audit; provided, however, Landlord shall reimburse Tenant for the costs, expenses and fees in an amount not to exceed Five Thousand Dollars ($5,000.00) if such audit reveals that Landlord has overstated Operating Expenses by five percent (5%) or more. Landlord’s obligation to deliver Statements, Landlord’s and Tenant’s obligation to pay any overpayment or deficiency due the other pursuant to this Section and Tenant’s examination rights set forth in this subsection (b) shall survive the expiration or termination of this Lease.

(c)                                  If the Building is not fully occupied during any period, including, without limitation the Base Year, Landlord shall make a reasonable adjustment based on occupancy in computing the Operating Expenses for such period so that Operating Expenses are computed as though the Building had been fully occupied. Operating Expenses for the Base Year only shall not include costs incurred due to extraordinary circumstances or other non-recurring charges, including market-wide labor rate increases due to boycotts and strikes; utility rate increases due to extraordinary circumstances or other non-recurring charges, including conservation surcharges, boycotts, embargos or other shortages;

insurance deductibles; or amortized costs relating to capital improvements. Operating Expenses that cover a period of time not entirely within the Term of the Lease shall be prorated based on the actual number of days in the year.

7.              Utilities and Services. Tenant shall pay for water, sewer, gas, electricity, heat, power, telephone and other communication services and any other utilities supplied to the Premises. Other than water and sewer services which shall remain in Landlord’s name, Tenant shall obtain utility service in its own name and timely pay all charges directly to the provider. Tenant shall pay to Landlord for the cost of water and sewer services and usage at the Premises within thirty (30) days of receipt of a bill therefor, which cost will be the actual cost charged by the provider without markup (and Landlord’s bill to Tenant shall include a copy of the applicable bill from the provider). Landlord shall cooperate, at no out-of-pocket cost to Landlord, with Tenant or the utility company, as may be reasonably required in order for any utilities to be obtained in Tenant’s own name. Landlord shall not be responsible or liable for any interruption in such services, nor shall such interruption affect the continuation or validity of this Lease. Notwithstanding anything to the contrary in this Lease, in the event that an interruption in utilities or services that Landlord is required to provide (“Interruption”) is directly caused by the sole negligence or willful misconduct of Landlord or its Agents, such that it renders the whole or any material portion of the Premises untenantable for the purposes intended hereunder and Tenant actually vacates such untenantable portion then after a period of four (4) consecutive business days after receipt by Landlord of written notice of such untenantability from Tenant, the Monthly Rent shall abate (as to the proportion that the square footage of the Premises actually vacated by Tenant as a result of an Interruption bears to the total square footage of the Premises) starting on the fifth (5th) business day until the earlier to occur of the date that Tenant re-enters the Premises to take occupancy thereof or the date that such Interruption is remedied. In no event shall Tenant be entitled to abatement if the Interruption is caused in whole or in part by Tenant or Tenant’s Agents. Tenant agrees that, except for Tenant’s rights pursuant to Section 24 (b) below, the rental abatement described in this Section shall be Tenant’s sole remedy in the event of an Interruption. Any wiring, cabling or other equipment necessary to connect Tenant’s telecommunications equipment shall be Tenant’s responsibility, and shall be installed in a manner reasonably approved by Landlord. Tenant shall, at its sole cost and expense, provide the Premises with the following services consistent with other Class A buildings in Bridgewater, New Jersey: (i) office standard janitorial services (excluding the cleaning of the exterior and interior surfaces of the windows and skylights which will be performed by Landlord and the cost of which will be part of Operating Expenses) and trash removal; (ii) snow and ice removal; and (iii) day porter services. In the event that the Tenant fails to provide any such services consistent with other Class A office buildings in the Bridgewater, Warren, Basking Ridge, New Jersey area and such failure continues for thirty (30) days following written notice from Landlord to Tenant therefor, Landlord may elect, in its sole discretion, to provide such services to the Premises, the cost of which shall be part of Operating Expenses.

8.              Insurance; Waivers; Indemnification.

(a)                                 Landlord shall maintain insurance against loss or damage to the Building or the Premises with coverage for perils as set forth under the “Causes of Loss-Special Form” or equivalent property insurance policy in an amount equal to the full insurable replacement cost of the Building (excluding coverage of Tenant’s personal property and any Alterations by Tenant), and such other insurance, including rent loss coverage, as Landlord may reasonably deem appropriate or as any Mortgagee may reasonably require, with commercially reasonable deductibles.

(b)                                 Tenant, at its expense, shall keep in effect commercial general liability insurance, including blanket contractual liability insurance, covering Tenant’s use of the Premises, with coverages limits of not less than a $1,000,000 per occurrence and a $3,000,000 general aggregate limit (which general aggregate limit may be satisfied by an umbrella/excess liability policy) for bodily injury or property damage; however, such limits shall not limit Tenant’s liability hereunder. The policy shall name Landlord and any other associated or affiliated entity designated by Landlord as their interests may appear and at Landlord’s request, any Mortgagee(s), as additional insureds, shall be written on an “occurrence” basis and not on a “claims made” basis and shall be endorsed to provide that it is primary to and not contributory to any policies carried by Landlord and, if reasonably available, to provide that it shall not be cancelable or reduced without at least 10 days prior notice to Landlord (provided in no event shall Tenant allow such policies to be canceled or reduced without at least 10 days prior notice to Landlord). The insurer shall be authorized to issue such insurance, licensed to do business and admitted in the state in which the Premises is located and rated at least A- VII in the most current edition of AM Best’s Insurance Reports. Tenant shall deliver to Landlord on or before the Commencement Date or any earlier date on which Tenant accesses the Premises, and at least 10 days prior to the date of each policy renewal, a certificate of insurance evidencing such coverage.

(c)                                  Landlord and Tenant each waive, and release each other from and against, all claims for recovery against the other for any loss or damage to the property of such party arising out of fire or other casualty coverable by a standard “Causes of Loss-Special Form” property insurance policy even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, such waiver by Landlord shall not be effective with respect to Tenant’s liability described in Section 10(d) below. This waiver and release is effective regardless of whether the releasing party actually maintains the insurance described above in this subsection and is not limited to the amount of insurance actually carried, or to the actual proceeds received after a loss. Each party shall have its insurance company that issues its property coverage waive any rights of subrogation, and shall have the insurance company include an endorsement acknowledging this waiver, if necessary. Tenant assumes all risk of damage of Tenant’s property within the Premises, including any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause, except to the extent caused by the willful misconduct of Landlord or its Agents (but subject to this subsection (c)).

(d)                                 Subject to subsection (c) above, and except to the extent caused by the negligence or willful misconduct of Landlord or its Agents, Tenant will indemnify, defend, and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by Landlord or its Agents and arising out of or in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Premises by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term. Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

(e)                                  Subject to subsection (c) above, and except to the extent caused by the negligence or willful misconduct of Tenant or its Agents, Landlord will indemnify, defend, and hold harmless Tenant and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by Tenant or its Agents and arising out of or in connection with loss of life, personal injury or damage to property on the Premises to the extent caused by any gross negligence or willful misconduct of Landlord or its Agents, whether prior to, during or after the Term. Landlord’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

9.              Maintenance and Repairs.

(a)                                 Except for services listed in Section 7 above and the obligations of Tenant described in Section 9(b) below, Landlord shall Maintain the Premises and Building consistent with other Class A properties in the Bridgewater, Basking Ridge and Warren area throughout the Term including the following: (i) all structural portions of the Building, including Building footings, floor slabs, foundations, structural steel columns and girders at Landlord’s sole expense; (ii) Building roof, exterior walls, window system (but excluding replacement of individual panes of glass) and elevator cabs, elevator machinery and elevator mechanical equipment, as to replacement only; (iii) Building roof, exterior walls, window systems and elevator cabs, elevator machinery and elevator mechanical equipment as to repair and maintenance; (iv) Building Systems; (v) repairs and replacements to the skylight and the exterior parts of the Premises including parking lot, driveways, drive aisles, loading docks and grounds, provided, however, the cost of replacing the parking lot, driveways and drive aisles shall not be included Operating Expenses; and (vi) cleaning of the exterior and interior surfaces of the windows and skylight. Costs incurred by Landlord under the foregoing subsections (i) and (ii) will be excluded from Operating Expenses. Costs incurred by Landlord under the foregoing subsections (iii), (iv), (v) and (vi) will be included Operating Expenses upon the terms and as described in the definition of Operating Expenses below.

(b)                                 Except as otherwise set forth in subsection (a) above, Tenant at its sole expense shall Maintain the interior non-structural portions of the Building in good order and repair, including, but not limited to, all lighting, plumbing fixtures, interior walls, partitions, dock doors, floors (other than floor slabs), doors, windows, fixtures and equipment in the Premises. All repairs and replacements by Tenant shall utilize materials and equipment which are comparable to those originally used in constructing the Building and Premises. Alterations, repairs and replacements to the Premises, made necessary because of Tenant’s Alterations or installations, any use or circumstances special or particular to Tenant, or any act or negligent omission of Tenant or its Agents shall be made by Landlord or Tenant as set forth above, but at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord. To the extent Tenant is responsible for maintaining any Building Systems, or components of the Base Building Improvements or the Tenant Improvements or the Tenant Requested Optional Improvements and such Building Systems or components of the Base Building Improvements or the Tenant Improvements or the Tenant Requested Optional Improvements are covered by a manufacturer’s or contractor’s warranty running to Landlord’s benefit, Landlord shall use reasonable efforts to enforce the terms of such warranty such that Tenant receives the benefit thereof, which warranty shall include a one (1) year warranty from the general contractor performing the Base Building Improvements and, if performed by Landlord, the Tenant Requested Optional Improvements.

10.       Compliance.

(a)                                 Tenant acknowledges and agrees that it has received and reviewed a copy of that certain Phase I Environmental Site Assessment dated October 23, 2017 prepared by AECOM (the “Environmental Report”). Tenant will, at its expense, promptly comply with all Laws now or subsequently pertaining to the Premises or Tenant’s use or occupancy and obtain all Permits necessary for Tenant’s use, occupancy and/or business conducted at the Premises. Neither Tenant nor its Agents shall use the Premises in any manner that under any Law would require Landlord to make any Alteration to or in the Building or exterior parts of the Premises including parking lot, driveways, drive aisles, loading docks and grounds (without limiting the foregoing, Tenant shall not use the Premises in any manner that would cause the Premises to be deemed a “place of public accommodation” under the ADA if such use would require any such Alteration). Tenant shall be responsible for compliance with the ADA, and any other Laws regarding accessibility, with respect to the Premises. Notwithstanding the foregoing, Tenant shall not be required (i) to make any alterations, improvements or additions to the Premises pursuant to this subsection unless such alterations, improvements or additions are required as a result of Tenant’s particular use or occupancy of the Premises or any Alterations made by, or on behalf of, Tenant to the Premises, or (ii) to correct any non-compliance with Laws existing as of the date of Substantial Completion of the Base Building Improvements. Except for Tenant’s obligations set forth in this Section 10(a), Landlord shall be responsible (subject to reimbursement as an Operating Expense, if applicable) for compliance with the ADA and any other Laws regarding accessibility to the Premises. Furthermore, except for Tenant’s obligations set forth in this Lease, Landlord shall maintain the Premises in compliance with all Laws, unless such non-compliance requirements were caused by the acts or omissions of Tenant, and the cost of such compliance shall be subject to reimbursement as an Operating Expenses, if applicable. Tenant may contest or appeal such violations, requirements or orders and shall not be required to comply therewith if Tenant shall contest same by appropriate proceedings and provided that (i) such non-compliance does not subject Landlord to criminal liability or material civil liability; and (ii) Tenant shall give such reasonable security during the pendency of such contest as shall be requested by Landlord with respect to any costs, fines, expenses, penalties or damages which may be imposed on Landlord by reason of Tenant’s contest.

(b)                                 Tenant will comply, and will cause its Agents to comply, with the Building Rules.

(c)                                  Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord’s insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form reasonably satisfactory to Landlord; provided the foregoing shall not be construed to (i) limit or prohibit Tenant’s rights to use the Premises for the uses permitted by this Lease or (ii) obligate Tenant to perform any obligations otherwise required to be performed by Landlord pursuant to this Lease. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional Rent within 30 days after being billed.

(d)                                 Tenant agrees that (i) no activity will be conducted on the Premises that will use or produce any Hazardous Materials, except for activities which are part of the ordinary course of Tenant’s business and are conducted in accordance with all Environmental Laws (“Permitted Activities”); (ii) the Premises will not be used for storage of any Hazardous Materials, except for materials used in the Permitted Activities which are properly stored in a manner and location complying with all Environmental Laws; (iii) no portion of the Premises will be used by Tenant or Tenant’s Agents for disposal of Hazardous Materials; (iv) Tenant will deliver to Landlord copies of all Material Safety Data Sheets and other written information prepared by manufacturers, importers or suppliers of any chemical; and (v) Tenant will immediately notify Landlord of any violation by Tenant or Tenant’s Agents of any Environmental Laws or the release or suspected release of Hazardous Materials in, under or about the Premises by Tenant or Tenant’s Agents, or, if Tenant obtains knowledge thereof, any other third party, and Tenant shall immediately deliver to Landlord a copy of any notice, filing or permit sent or received by Tenant with respect to the foregoing. If at any time during or after the Term, any portion of the Premises is found to be contaminated with Hazardous Materials in violation of Environmental Laws by Tenant or Tenant’s Agents, Tenant will indemnify, defend and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, attorneys’ fees, damages and obligations of any nature arising from or as a result thereof, and Landlord shall have the right to direct remediation activities in accordance with Environmental Laws, all of which shall be performed at Tenant’s cost (which cost shall include the Administrative Fee) if performed by Landlord on Tenant’s behalf. Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

(e)                                  Except to the extent caused by, contributed to or exacerbated by the actions of Tenant or its Agents, Landlord will indemnify, defend and hold Tenant harmless from all losses, damages and expense incurred by Tenant as a result of any Hazardous Materials that are determined by an independent third party reasonably acceptable to Landlord and Tenant, to have been released or emitted within the Premises either (a) prior to Tenant’s access to the Premises for performing the Tenant Improvements or Tenant’s occupancy or possession of the Premises, or (b) by Landlord or Landlord’s Agents at any time before, during or after the Lease Term. Landlord’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

11.       Signs. Tenant shall have the exclusive right, at Tenant’s sole cost and expense (subject to the Tenant Improvement Allowance and except as to be completed by Landlord with respect to the Base Building Improvements), to install and maintain (i) a monument sign on the existing monument sign located on Route 202/206 (the “Monument Sign”); (ii) a lobby sign and exterior door sign reasonably approved by Landlord (the “Lobby and Door Sign”); (iii) one or more signs with Tenant’s name on the exterior of the Building (each, an “Exterior Sign”), and (iv) other signage as Tenant may request provided the same is permitted by applicable Laws (“Other Signs”), subject to the following terms and conditions: (i) the size, location and illumination of the Exterior Sign shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; (ii) prior to the installation of the Exterior Sign, Tenant shall deliver to Landlord complete engineering plans for the installation of such Exterior Sign for Landlord’s review and reasonable approval; (iii) prior to the installation of the Exterior Sign or the Lobby and Door Sign or Other Signs, Tenant shall obtain all required Permits therefor and shall submit copies of the same to Landlord; (iv) Tenant shall repair all damage to the Building caused by the installation of the Exterior Sign, the Lobby and Door Sign and the Other Signs; (v) Tenant shall Maintain the Exterior Sign, the Lobby and Door Sign, the Monument Sign and Other Signs in good condition and in accordance with all applicable Laws throughout the Term; (vi) if the Exterior Sign, the Lobby and Door Sign, the Other Signs and/or the Monument Sign is illuminated, Tenant shall be solely responsible for all utility costs (including installation and consumption costs) for the Exterior Sign, the Lobby and Door Sign, the Other Signs and/or the Monument Sign; and (vii) upon the expiration or earlier termination of this Lease, Tenant shall remove the Exterior Sign, the Other Signs and the Lobby and Door Sign and shall repair all damage occasioned thereby and restore the Building to substantially the same condition that existed prior to the installation of the applicable Sign, normal wear and tear excepted, which obligation shall survive the expiration or earlier termination of this Lease, provided Tenant shall not be required to remove Other Signs which do not specify Tenant’s name or logo (such as directional signs). In the event that the Exterior Sign, the Other Signs, or the Lobby and Door Sign is not so removed or any damage caused by the removal is not so repaired and the Building is not so restored, Landlord may remove and dispose of the Exterior Sign, the Other Signs and or the Lobby and Door Sign, and/or repair such damage, as Landlord determines in its sole discretion, the reasonable cost of such removal, disposal and repair to be charged to Tenant together with the Administrative Fee.

12.       Alterations. Except for non-structural Alterations that (i) do not exceed $100,000 in the aggregate in any 12 month period, (ii) are not visible from the exterior of the Premises, (iii) do not affect any Building System or the structural strength of the Building, (iv) do not require penetrations (other than nails or screws) into the floor, roof, ceiling or walls, and (v) do not require work on the roof, within the walls, below the floor or above the ceiling, Tenant shall not make or permit any Alterations in or to the Premises without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. With respect to any Alterations that require Landlord’s consent (including any Alterations to the roof of the Building or the Roof Equipment (as hereinafter defined)), Landlord shall approve or disapprove of such Alterations within ten (10) business days after Tenant’s request for consent, and if Landlord fails to respond during such period, Tenant shall provide Landlord with notice thereof, which notice shall specify that Tenant’s proposed Alterations will be deemed approved within three (3) business days of receipt of such notice if Landlord fails to respond to such notice, and if Landlord fails to respond within three (3) business days after receipt of such notice, Landlord shall be deemed to have approved such Alterations. With respect to any Alterations made by or on behalf of Tenant (whether or not the Alteration requires Landlord’s consent): (i) not less than 10 days prior to commencing any Alteration, Tenant shall deliver to Landlord the plans, specifications and necessary permits for the Alteration (if applicable for such Alteration), together with certificates evidencing that Tenant’s contractors and subcontractors have adequate insurance coverage naming Landlord and any other associated or affiliated entity as their interests may appear as additional insureds, (ii) Tenant shall obtain Landlord’s prior written approval of any contractor or subcontractor, which approval shall not be unreasonably withheld, conditioned or delayed (iii) the Alteration shall be constructed with new materials, in a good and workmanlike manner, and in compliance in all material respects with all Laws and the plans and specifications delivered to, and, approved by Landlord, (iv) Tenant shall pay Landlord all reasonable third-party out-of-pocket costs and expenses in connection with Landlord’s review of Tenant’s plans and specifications, to the extent such plans and specifications affect the structure of the Building or materially impact the Building Systems (but in no event will Tenant be required to pay Landlord any internal fees related to Landlord’s review of Tenant’s proposed Alterations), and (v) upon Landlord’s reasonable request Tenant shall, prior to commencing any Alteration, provide Landlord reasonable security against liens arising out of such construction. Any Alteration by Tenant shall be the property of Tenant until the expiration or termination of this Lease; at that time without payment by Landlord the Alteration shall remain on the Premises and become the property of Landlord unless Landlord gives notice to Tenant to remove it. At Tenant’s request prior to Tenant making any Alterations, Landlord will notify Tenant whether Tenant is required to remove the Alterations at the expiration or termination of this Lease. Tenant may install its trade fixtures, furniture and equipment in the Premises, provided that the installation and removal of them will not affect any structural portion of the Premises, any Building System or any other equipment or facilities serving the Building or any occupant. Landlord agrees not to withhold consent to any proposed Alterations based on the proposed Alteration leading to a portion of the Building being used for laboratory purposes.

Landlord further acknowledges and agrees that Tenant shall have right to design and construct a rooftop deck/patio area subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed, and any necessary approvals required by Law. If requested by Tenant, but subject to Section 2(g), such rooftop deck/patio area shall be constructed by Landlord as part of the Tenant Requested Optional Improvements, but at Tenant’s expense (subject to application of the Tenant Improvement Allowance).

13. Mechanics’ Liens. Tenant shall pay promptly for any labor, services, materials, supplies or equipment furnished to Tenant in or about the Premises. Tenant shall keep the Premises free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant. Should any such lien or notice of such lien be filed against the Premises, Tenant shall discharge the same by bonding or otherwise within 15 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim.

14. Landlord’s Right of Entry. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in an emergency) to inspect, Maintain, or make Alterations to the Premises, to exhibit the Premises for the purpose of sale or financing, and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant. Landlord shall not be liable for any interference with Tenant’s occupancy resulting from Landlord’s entry; provided that Landlord will make reasonable efforts not to interfere with Tenant’s use and occupancy of the Premises in exercising such rights.

15. Damage by Fire or Other Casualty. If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the conditions set forth in this Section, shall, in a good and workmanlike manner and in compliance with Laws, repair such damage and restore the Premises or Building to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures, equipment, or Alterations installed by or on behalf of Tenant. Within 30 days after the date of the casualty, Landlord shall notify Tenant of the estimated time to repair and restore the Premises or Building from the date of the casualty, as reasonably determined by Landlord’s contractor (the “Estimate”). If the Estimate is more than 365 days, either Landlord or Tenant may terminate this Lease effective as of the date of casualty by giving notice to the other within 10 business days after Landlord’s notice to Tenant of the Estimate. If a casualty occurs during the last 12 months of the Term, Landlord or Tenant may terminate this Lease by written notice to the other within 30 days after the date of the casualty, unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the casualty. Moreover, if the loss is not covered by the insurance required to be maintained by Landlord under this Lease, Landlord may terminate this Lease by written notice to Tenant given within 30 days after Landlord becomes aware that the loss is not covered by the insurance required to be maintained by Landlord under this Lease. In the event the repair or restoration is not substantially completed (such that Tenant may use and occupy the Premises in substantially the same manner as existed prior to the casualty) by the date which is 90 days after the date set forth in the Estimate (the “Repair Deadline”), Tenant may thereafter terminate this Lease upon written notice to Landlord prior to substantial completion of such repair or restoration, in which event this Lease shall terminate on the date which is thirty (30) days after Landlord’s receipt of such termination notice (the “Casualty Termination Date”), unless the repair or restoration is substantially completed prior to the Casualty Termination Date. Tenant will receive an abatement of Minimum Annual Rent and Annual Operating Expenses to the extent the Premises or a portion of the Premises are rendered untenantable as a result of the casualty.

16. Condemnation. If (a) all of the Premises are Taken, (b) any part of the Premises is Taken and the remainder is insufficient in Landlord’s and Tenant’s reasonable opinion for the reasonable operation of Tenant’s business, or (c) any of the Premises is Taken, and, in Landlord’s reasonable opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder, then this Lease shall terminate as of the date the condemning authority takes possession. If this Lease is terminated, Tenant shall have the right to make a claim for relocation, business dislocation damages, personal property, fixtures and equipment and leasehold damages. Any award to

Tenant for leasehold damages or which would otherwise reduce the condemnation award to Landlord, shall be assigned to the Landlord and shall be subject to the following procedure for the distribution of the condemnation proceeds: first, applied to repayment of any Mortgage secured by the Premises, second, shared equally between Landlord and Tenant until Tenant receives an amount equal to “Tenant’s Leasehold Award”; and third, the balance (if any) distributed to Landlord. “Tenant’s Leasehold Award” means any award to Tenant for leasehold damages and/or diminution in value of Tenant’s leasehold interest (which shall exclude any value for options which relate to an unexercised renewal term and excluding any value for expansion options or rights of purchase). If this Lease is not terminated, (i) the compensation awarded for such Taking shall belong to Landlord, (ii) Tenant hereby assigns all claims for such Taking against the condemning authority to Landlord, and (iii) Landlord shall restore the Premises to a condition as near as reasonably possible to the condition prior to the Taking, the Rent shall be abated for the period of time all or a part of the Premises is untenantable in proportion that such rentable square foot area that is untenantable bears to the rentable square foot area of the Premises, and this Lease shall be amended appropriately.

17. Quiet Enjoyment. Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this Lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the terms of this Lease.

18. Assignment and Subletting.

(a)                                 Except as provided in Sections (b) and (c) below, Tenant shall not enter into nor permit any Transfer voluntarily or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld or delayed. Without limitation, Tenant agrees that Landlord’s consent shall not be considered unreasonably withheld if (i) the business, business reputation or creditworthiness of the proposed transferee is reasonably unacceptable to Landlord, or (ii) there is a current Event of Default. Consent to one Transfer shall not be deemed to be consent to any subsequent Transfer. In no event shall any Transfer relieve Tenant from any obligation under this Lease. Landlord’s acceptance of Rent from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be consent to any Transfer. Any Transfer not in conformity with this Section 18 shall be void at the option of Landlord.

(b)                                 Landlord’s consent shall not be required in the event of any Transfer by Tenant to an Affiliate provided that (i) except in the case of a sublease of less than fifty percent of the Premises to an Affiliate as described in clause (i) of the definition of Affiliate, the Affiliate (or any corporation or other person or entity which has the power to direct such Affiliate’s management and operation if such Affiliate is a newly formed entity formed specifically for the purposes of completing the Transfer) has a tangible net worth at least equal to that of Tenant as of the date of this Lease, (ii) Tenant provides Landlord notice of the Transfer at least 10 days prior to the effective date, together with current financial statements of the Affiliate certified by an executive officer of the Affiliate, and (iii) in the case of an assignment or sublease, Tenant delivers to Landlord an assumption agreement or sublease reasonably acceptable to Landlord executed by Tenant and the Affiliate, together with a certificate of insurance evidencing the Affiliate’s compliance with the insurance requirements of Tenant under this Lease.

(c)                                  Landlord’s consent shall not be required in the event of any Transfer in connection with any sale or transfer of direct or indirect stock or other equity interests in Tenant in connection with any bona fide financing or capitalization for the benefit of Tenant provided that Tenant following such transaction has a tangible net worth at least equal to the greater of (i) Tenant’s tangible net worth as of the date of this Lease or (ii) Tenant’s tangible net worth immediately preceding such Transfer. Transfers pursuant to subsections (b) and (c) are referred to as “Permitted Transfers.”

(d)                                 The provisions of subsection (a) above notwithstanding, if Tenant proposes to Transfer all of the Premises (other than in connection with a Permitted Transfer), Landlord may terminate this Lease, in the case of a Transfer which is an assignment or a sublease of all of the Premises for the remainder of the Term, or if Tenant proposes to enter into a Transfer of less than all of the Premises for the remainder of the Term, Landlord may amend this Lease to remove the portion of the Premises to be transferred, Landlord shall exercise this option by written notice to Tenant within 15 days after Tenant’s request for consent to the Transfer. If this Lease is not so terminated or amended, Tenant shall pay to Landlord, within 5 days after receipt, (i) fifty percent (50%) of all compensation received by Tenant for the Transfer, less the Transfer Transaction Expenses (defined below), over (ii) the Rent allocable to the Premises transferred. “Transfer Transaction Expenses” shall mean the reasonable out-of-pocket costs and expenses incurred by Tenant in effectuating a Transfer for tenant improvements, allowances, brokerage commissions and other reasonable Transfer related expenses (which expenses shall be allocated evenly over the length of the term of the sublease or the remaining Term, in the event of an assignment).

(e)                                  If Tenant requests Landlord’s consent to a Transfer, Tenant shall provide Landlord, at least 15 days prior to the proposed Transfer, current financial statements of the transferee certified by an executive officer of the transferee, a complete copy of the proposed Transfer documents, and any other information Landlord reasonably requests. Landlord shall either consent or refuse to consent to such Transfer within 15 days after receipt of Tenant’s request for consent, and in the event Landlord refuses to consent, Landlord shall provide reasonable detail of the reason that consent was refused. If Landlord fails to respond during such 15 day period, Tenant shall provide Landlord with a notice thereof, which notice shall state that if Landlord fails to respond to such notice within five (5) business days, the requested consent shall be granted, and if Landlord fails to respond within five (5) business days after receipt of such notice, consent shall be deemed granted. Promptly following any approved assignment or sublease, Tenant shall deliver to Landlord an assumption agreement reasonably acceptable to Landlord executed by Tenant and the transferee, together with a certificate of insurance evidencing the transferee’s compliance with the insurance requirements of Tenant under this Lease. Tenant agrees to reimburse Landlord for reasonable administrative and attorneys’ fees in connection with the processing and documentation of any Transfer for which Landlord’s consent is requested, not to exceed $3,500 for each Transfer.

19. Subordination; Mortgagee’s Rights.

(a)                                 Tenant accepts this Lease subject and subordinate to any Mortgage in the future affecting the Premises, provided that Tenant’s right of possession of the Premises shall not be disturbed by the Mortgagee so long as no Event of Default exists under this Lease. This clause shall be self-operative, but within 10 business days after request, Tenant shall execute and deliver any further reasonable instruments confirming the subordination of this Lease and any further instruments of attornment that the Mortgagee may reasonably request. However, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by giving notice to Tenant, and this Lease shall then be deemed prior to such Mortgage without regard to their respective dates of execution and delivery; provided that such subordination shall not affect any Mortgagee’s rights with respect to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such Mortgage and the execution of this Lease.

(b)                                 No Mortgagee shall be (i) liable for any act or omission of a prior landlord, (ii) subject to any rental offsets or defenses against a prior landlord, (iii) bound by any amendment of this Lease made without its written consent, or (iv) bound by payment of Monthly Rent more than one month in advance or liable for any other funds paid by Tenant to Landlord unless such funds actually have been transferred to the Mortgagee by Landlord.

(c)                                  The provisions of Sections 15 and 16 above notwithstanding, Landlord’s obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of any Mortgagee.

(d)                                 Landlord represents and warrants that the Premises is not encumbered by a Mortgage as of the date hereof. In the event that Landlord places a Mortgage against the Premises, Landlord shall obtain, at no cost to Landlord, a subordination, non-disturbance and attornment agreement for the benefit of Tenant from any future Mortgagee on the standard form of such Mortgagee, provided the foregoing shall not be construed to prohibit Tenant from requesting reasonable modifications to the standard form of such Mortgagee.

20. Estoppel Certificate; Financial Information. Within 10 days after a party’s request from time to time, (a) but not more than one (1) time per calendar year except in connection with a sale or financing of the Premises or a Transfer), the other party shall execute, acknowledge and deliver to the requesting party, for the benefit of such party, Mortgagee, any prospective Mortgagee, and any prospective purchaser of Landlord’s interest in the Premises or any prospective successor to Tenant’s interest pursuant to a Transfer, an estoppel certificate in a form reasonably requested by the requesting party, modified as necessary to accurately state the facts represented, and (b) Tenant shall furnish to Landlord, Landlord’s Mortgagee, prospective Mortgagee and/or prospective purchaser reasonably requested financial information; provided (i) such financial information shall be maintained as confidential by the receiving party and (ii) clause (b) shall not apply if Tenant is a publicly traded entity.

21. Surrender.

(a)                                 On the date on which this Lease expires or terminates, Tenant shall return possession of the Premises to Landlord in good condition, except for ordinary wear and tear, and except for casualty damage, condemnation damage or other conditions that Tenant is not required to remedy under this Lease. Prior to the expiration or termination of this Lease, Tenant shall remove from the Premises all furniture, trade fixtures, equipment, wiring and cabling (unless Landlord and Tenant agree otherwise) and all other personal property installed by Tenant or its assignees or subtenants, (unless Landlord directs Tenant otherwise). Tenant shall repair any damage resulting from such removal and shall restore the Premises to good order and condition, subject to ordinary wear and tear, casualty damage and condemnation damage. Any of Tenant’s personal property not removed as required shall be deemed abandoned, and Landlord, at Tenant’s expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property or sale proceeds as its property. If Tenant does not return possession of the Premises to Landlord in the condition required under this Lease, Tenant shall reimburse Landlord all actual and reasonable expenses incurred by Landlord to cause the Premises to be in the condition required hereunder. Notwithstanding anything in this

Lease to the contrary, in no event shall Tenant be required to remove any Tenant Improvements or Tenant Requested Optional Improvements (including, without limitation, any roof deck).

(b)                                 If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s occupancy of the Premises shall be that of a tenancy at sufferance. Tenant’s occupancy during any holdover period shall otherwise be subject to the provisions of this Lease (unless clearly inapplicable), except that for the first month of any holdover, the Monthly Rent shall be 125% of the Monthly Rent payable for the last full month immediately preceding the holdover, and thereafter, the Monthly Rent shall be 150% of the Monthly Rent payable for the last full month immediately preceding the holdover. No holdover or payment by Tenant after the expiration or termination of this Lease shall operate to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. Any provision in this Lease to the contrary notwithstanding, any holdover by Tenant shall constitute a default on the part of Tenant under this Lease entitling Landlord to exercise, without obligation to provide Tenant any notice or cure period, all of the remedies available to Landlord in the event of a Tenant default, and Tenant shall be liable for all damages, including consequential damages, that Landlord suffers as a result of the holdover. Notwithstanding the foregoing, Tenant shall not be liable for consequential damages arising from its holdover except if Tenant holds over in the Premises for more than sixty (60) days.

22. Defaults - Remedies.

(a)                                 It shall be an Event of Default:

(i)                                     If Tenant does not pay in full when due any and all Rent and, except as provided in Section 22(c) below, Tenant fails to cure such default on or before the date that is 5 days after Landlord gives Tenant notice of default;

(ii)                                  If Tenant enters into or permits any Transfer in violation of Section 18 above;

(iii)                               If Tenant fails to observe and perform or otherwise breaches any other provision of this Lease, and, except as provided in Section 22(c) below, Tenant fails to cure the default on or before the date that is 30 days after Landlord gives Tenant notice of such default; provided, however, if the default cannot reasonably be cured within 30 days following Landlord’s giving of notice, Tenant shall be afforded additional reasonable time (not to exceed 90 days following Landlord’s notice) to cure the default if Tenant begins to cure the default within 30 days following Landlord’s notice and continues diligently in good faith to completely cure the default; or

(iv)                              If Tenant becomes insolvent or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute an Event of Default until such proceeding has continued unstayed for more than 60 consecutive days.

(b)                                 If an Event of Default occurs and is continuing, Landlord shall have the following rights and remedies:

(i)                                     Landlord, without any obligation to do so, may elect to cure the default on behalf of Tenant, in which event Tenant shall reimburse Landlord upon demand for any sums paid or costs reasonably incurred by Landlord (together with the Administrative Fee) in curing the default, plus interest at the Interest Rate from the date of demand for reimbursements, which sums and costs together with interest at the Interest Rate shall be deemed additional Rent;

(ii)                                  To the extent permitted by law, to enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property, by action at law or otherwise, without being liable for prosecution or damages. Landlord may, at Landlord’s option, make Alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant’s account. Tenant agrees to pay to Landlord on demand any deficiency (taking into account all costs incurred by Landlord) that may arise by reason of such reletting. In the event of reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach;

(iii)                               To accelerate the whole or any part of the Rent for the balance of the then-current Term, discounted to present value at the rate equal to the 10 year United States Treasury Note, at the time of acceleration and declare the same to be immediately due and payable; and

(iv)                              To terminate this Lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

(c)                                  Any provision to the contrary in this Section 22 notwithstanding, (i) Landlord shall not be required to give Tenant the notice and opportunity to cure provided in Section 22(a)(i) above more than twice in any consecutive 12-month period, and thereafter during such consecutive 12-month period, Landlord may declare an Event of Default without affording Tenant any of the notice and cure rights set forth in Section 22(a)(i), and (ii) Landlord shall not be required to give such notice prior to exercising its rights under Section 22(b) if Tenant fails to comply with the provisions of Section 13, and (iii) if Tenant fails to comply with the provisions of Sections 20 or 27 and

Tenant fails to cure the default within five (5) days following Landlord’s giving of notice, it shall be an Event of Default and Landlord shall have the rights provided in Section 22(b) above.

(d)                                 No waiver by a party of any breach by the other party shall be a waiver of any subsequent breach, nor shall any forbearance by a party to seek a remedy for any breach by the other party be a waiver by a party of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant’s default shall not constitute a waiver of Landlord’s right to recover damages hereunder. No right or remedy herein conferred upon or reserved to a party is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of Rent due, or Landlord’s right to pursue any other available remedy.

(e)                                  If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party attorneys’ fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

(f)                                   Landlord and Tenant waive the right to a trial by jury in any action or proceeding based upon or related to, the subject matter of this Lease.

23. Tenant’s Authority.

(a)                                 Tenant represents and warrants to Landlord that: (i) Tenant is duly formed, validly existing and in good standing under the laws of the state under which Tenant is organized, and qualified to do business in the state in which the Premises is located, (ii) the person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant and this Lease is binding upon Tenant in accordance with its terms and (iii) any financial statements provided by Tenant to Landlord are true, correct and complete in all material respects and fairly represent the financial condition of Tenant as of the date hereof and as of the date of such statements.

(b)                                 Landlord represents and warrants to Tenant that: (i) Landlord is duly formed, validly existing and in good standing under the laws of the state under which Landlord is organized, and qualified to do business in the state in which the Premises is located, and (ii) the person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Landlord and this Lease is binding upon Landlord in accordance with its terms.

24. Liability of Landlord.

(a)                                 The word “Landlord” in this Lease includes the Landlord executing this Lease as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord. Any such person or entity, whether or not named in this Lease, shall have no liability under this Lease after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant’s Security Deposit, Landlord shall transfer such portion to its successor in interest and thereafter Landlord shall be relieved of all liability upon transfer of such portion to its successor in interest). Tenant shall look solely to Landlord’s successor in interest for the performance of the covenants and obligations of the Landlord hereunder which subsequently accrue. Landlord shall not be deemed to be in default under this Lease unless Tenant gives Landlord written notice specifying the default and Landlord fails to cure the default within a reasonable period following Tenant’s written notice. In no event shall Landlord be liable to Tenant for any loss of business or profits of Tenant or for consequential, punitive or special damages of any kind. Neither Landlord nor any principal of Landlord nor any owner of the Premises, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises; Tenant shall look solely to the equity of Landlord in the Premises (and the proceeds thereof) for the satisfaction of any claim by Tenant against Landlord.

(b)                                 Landlord shall not be deemed to be in default under this Lease unless Landlord fails to cure a default on or before the date that is thirty (30) days after Landlord receives written notice from Tenant of such default; provided, however, if the default cannot reasonably be cured within thirty (30) days following Tenant’s giving of notice, Landlord shall be afforded additional reasonable time (not to exceed 90 days following Tenant’s notice) to cure the default if Landlord promptly begins to cure the default (and in no event later that the date that is thirty (30) days following Tenant’s notice) and continues diligently in good faith to completely cure the default thereafter. In addition, should Landlord fail or refuse to perform any repairs or replacements or to provide any material services which are Landlord’s responsibility hereunder within thirty (30) days after

Landlord’s receipt of written notice from Tenant (provided that Landlord shall have such additional time (not to exceed 90 days following Tenant’s notice) as may be reasonably necessary to make such repair or replacement, provided that Landlord commences to cure such default promptly and in no event later than such 30-day period and actively and diligently in good faith prosecutes such cure to completion thereafter), then Tenant may deliver written notice thereof to Landlord (“Reminder Notice”). The Reminder Notice must describe in reasonable detail the failure and specify that Tenant may exercise the rights granted under this Section 24 if Landlord fails to cure or commence to cure the specified items within five (5) days of receipt of the Reminder Notice. Notwithstanding the foregoing, if Landlord’s failure or refusal to perform any repairs or replacements or to provide any services results in an imminent material threat to persons or property, or results in Tenant being unable to use a material portion of the Premises for the conduct of its business, Tenant’s initial notice shall so state and shall specify that Tenant may exercise the rights granted under this Section 24 if Landlord fails to timely cure or commence to cure the specified items (an “Imminent Threat Notice”). If reasonable under the circumstances, Tenant may provide an Imminent Threat Notice by telephone. If (a) Landlord fails to take or commence to take (and diligently pursue to completion) the required action within five (5) days of receiving a Reminder Notice or within such shorter time as is reasonable given the totality of the circumstances after an Imminent Threat Notice, and (b) Tenant in good faith believes that it can perform such obligations, then Tenant may, subject to the terms of this Section 24, perform such obligations (but solely on its own behalf, and not as the agent of Landlord). Tenant may not take any such self-help action that alters or modifies (as opposed to repairing or replacing a component of a Building System) the Building structure or Building Systems. Landlord shall reimburse Tenant for Tenant’s reasonable, third-party, out-of-pocket costs and expenses in taking such action within thirty (30) days after receiving an invoice from Tenant setting forth a reasonably particularized breakdown of such costs and expenses. All repairs made by Tenant pursuant to this Section shall (i) be in accordance with all Laws; (ii) use only such contractors as are duly licensed in the State of New Jersey and who perform such work in comparable buildings in the normal course of their business; (iii) upon commencing such work, complete the same within a reasonable period of time, and (iv) effect such work in a good and workmanlike manner using new or like-new materials. Prior to or simultaneous with commencing any such work, Tenant shall cause its contractors and subcontractors to provide certificates evidencing adequate insurance coverage naming Landlord and any other associated or affiliated entity as additional insureds. This section shall not be construed to limit

Tenant’s rights or remedies in the event of a default by Landlord under this Lease.

25. Miscellaneous.

(a)                                 The captions in this Lease are for convenience only, are not a part of this Lease and do not in any way define, limit, describe or amplify the terms of this Lease.

(b)                                 This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises. No rights, easements or licenses are acquired in the Premises or any land adjacent to the Premises by Tenant by implication or otherwise except as expressly set forth in this Lease. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word “including” followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. The word “person” includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity. Both parties having participated fully and equally in the negotiation and preparation of this Lease, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant.

(c)                                  Each covenant, agreement, obligation, term, condition or other provision contained in this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.

(d)                                 If any provisions of this Lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises is located.

(e)                                  This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives and permitted successors and assigns.

(f)                                   Promptly following Substantial Completion of the Base Building Improvements, Landlord shall provide to Tenant or its Agents, as-built CAD Floor Plans of the Building, at no cost to Tenant. Following completion of the Tenant Improvements, Tenant shall provide Landlord, at no cost to Landlord, as-built drawings of the Tenant Improvements.

(g)                                 Tenant shall not record this Lease or any memorandum without Landlord’s prior consent.

(h)                                 This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall, collectively, constitute one and the same instrument notwithstanding that all parties are not signatories to each counterpart. The parties may validly execute and deliver this Lease through facsimile or electronic copies of the executed Lease.

(i)                                    Except as set forth in Section 21(b), in no event shall either party be liable to the other for any loss of business or profits or for consequential, punitive or special damages of any kind.

(j)                                    If either party is prevented from performing any non-monetary obligation hereunder by reason of Force Majeure, such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention.

26. Notices. Any notice, consent or other communication under this Lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified in Section 1 above (or to such other address as either may designate by notice to the other) with a copy to any Mortgagee or other party designated in writing by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed to have been given on the day of actual delivery to the intended recipient or on the business day delivery is refused. The giving of notice by a party’s attorneys, representatives and agents under this Section shall be deemed to be the acts of such party.

27. Security Deposit. Within seven (7) business days following the full execution and delivery of this Lease to Tenant, Tenant shall deposit with Landlord an irrevocable letter of credit (the “Letter of Credit”) in the amount of $1,550,000.00 that complies with the requirements set forth on Exhibit “E” hereof and in accordance with the provisions of this Section 27, to be retained by Landlord during the term of this Lease as security for the faithful performance and observance by Tenant of the covenants, agreements and conditions of this Lease. Following Tenant’s receipt of approval by the FDA of its new drug application for amikacin liposome inhalation suspension (ALIS), Tenant shall be entitled to reduce the amount of the Letter of Credit by Four Hundred Fifty Thousand Dollars ($450,000.00), upon at least ten (10) days written notice to Landlord, provided that Tenant has not been in default in the payment of Monthly Rent beyond applicable notice or cure periods more than two (2) times in any consecutive twelve (12) month period. Additionally, provided that Tenant achieves a trailing 12 month revenue equal to or greater than $100,000,000.00 and Tenant shall provide Landlord with evidence thereof, in a form reasonably acceptable to Landlord, upon at least ten (10) days written notice to Landlord Tenant shall be entitled to reduce the amount of the Letter of Credit by Four Hundred Fifty Thousand Dollars ($450,000.00), provided that Tenant has not been in default in the payment of Monthly Rent beyond applicable notice or cure periods more than two (2) times in any consecutive twelve (12) month period, whether or not FDA approval of ALIS is obtained. Furthermore, and notwithstanding the foregoing, in the event that Tenant achieves a trailing 12 month EBITDA (as hereinafter defined) of $50,000,000 or more, and Tenant shall provide Landlord with evidence thereof, in a form reasonably acceptable to Landlord, upon at least ten (10) days written notice to Landlord Tenant shall be entitled to reduce the amount of the Letter of Credit to Two Hundred Ninety Six Thousand Dollars ($296,000.00), provided that Tenant has not been in default in the payment of Monthly Rent before applicable notice or cure periods more than two (2) times in any consecutive twelve (12) month period. Notwithstanding the foregoing, in no event shall the amount of the Letter of Credit be reduced to less than Two Hundred Ninety Six Thousand Dollars ($296,000.00) at any time. Any reduction in the Letter of Credit may be accomplished by Tenant either delivering a substitute Letter of Credit (in which event the Letter of Credit being held by Landlord will be returned to Tenant within five (5) business days after Landlord’s receipt of the substitute Letter of Credit provided such substitute Letter of Credit complies with the terms of this Lease) or by delivering an amendment to the Letter of Credit being held by Landlord. As used in this Section, “EBITDA” means Tenant’s consolidated earnings before interest, taxes, depreciation and amortization.

If Tenant defaults beyond any applicable grace or cure period with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord shall be entitled to draw under the Letter of Credit to cure Tenant’s default or to compensate Landlord for any other loss, cost or damage that Landlord suffers by reason of such Tenant default for which Landlord is entitled to compensation pursuant to this Lease. If any portion of said deposit is so used or applied, Tenant shall, within five (5) business days after written demand therefor, provide a Letter of Credit, or at Tenant’s option until Tenant is able to deliver a Letter of Credit, cash in an amount sufficient to restore the security held by Landlord to the amount then required to be on deposit in accordance with this Lease, and Tenant’s failure to do so shall be a default under this Lease. Any portion of the security deposit which shall not be utilized in accordance with this Section shall be returned to Tenant within thirty (30) days following the expiration or termination of this Lease and the surrender of the Premises by Tenant in accordance with the terms of this Lease.

28. Broker. Each party represents and warrants to the other party that it has dealt with no broker, agent or other intermediary in connection with this Lease other than Tenant’s Broker and Landlord’s Broker, and that insofar as such party knows, no other broker, agent or other intermediary negotiated this Lease or introduced Tenant to Landlord or brought the Building to Tenant’s attention for the lease of space therein. Each party agrees to indemnify, defend and hold the other party and its affiliates, partners, members, employees, agents, their partners, members, shareholders, directors, officers, and trustees, harmless from and against any claims made by any broker, agent or other intermediary claiming to represent the indemnifying party other than Tenant’s Broker and Landlord’s Broker, with respect to a claim for any broker’s commission or fee or similar compensation brought by any person in connection with this Lease. Landlord agrees to pay all commissions payable to Tenant’s Broker pursuant to a separate, written agreement between Landlord and Tenant’s Broker. Landlord agrees to pay all commissions payable to Landlord’s Broker pursuant to a separate written agreement between Landlord and Landlord’s Broker.

29. OFAC.

(a)                                 Tenant represents and warrants that neither it nor any of its officers or directors is, and that, to the actual knowledge of the signatory to this Lease, none of its employees, representatives, or agents is, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental regulation, and that it will not transfer this Lease to, or knowingly contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities. Tenant represents and warrants that it is currently in compliance with, and shall at all times during the term of this Lease remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto.

(b)                                 Landlord represents and warrants that neither it nor any of its officers or directors is, and that, to the actual knowledge of the signatory to this Lease, none of its employees, representatives, or agents is, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental regulation, and that it will not knowingly transfer this Lease to, or knowingly contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities. Landlord represents and warrants that it is currently in compliance with, and shall at all times during the term of this Lease remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto.

30. Renewal Options. Tenant shall have the option to extend the Term of the Lease for all of the then leased Premises for three (3) additional periods of five (5) years each (each a “Renewal Option”), under and subject to the following terms and conditions:

(a)                                 The first renewal term (“First Renewal Term”) shall be for a five (5)-year period commencing on the day immediately following the expiration date of the initial Term of the Lease and expiring on the day immediately preceding the fifth (5th) anniversary thereof. The second renewal term (“Second Renewal Term”) shall be for a five (5)-year period commencing on the day immediately following the expiration date of the First Renewal Term of the Lease and expiring on the day immediately preceding the fifth (5th) anniversary thereof. The third renewal term (the “Third Renewal Term”) shall be for a five (5) year period commencing in the day immediately following the expiration of the Second Renewal Term of the Lease and expiring on the day immediately preceding the fifth (5th) anniversary thereof. Collectively, the First Renewal Term, the Second Renewal Term and the Third Renewal Term are referred to as the “Renewal Terms”.

(b)                                 Tenant must exercise the Renewal Option for the First Renewal Term, if at all, by written notice to Landlord delivered at least three hundred sixty five (365) days prior to the expiration date of the initial Term of this Lease, time being of the essence. If Tenant fails to exercise the Renewal Option for the First Renewal Term, the Renewal Option for the Second Renewal Term and the Third Renewal Term shall be void and of no further force and effect. Tenant must exercise the Renewal Option for the Second Renewal Term, if at all, by written notice to Landlord delivered at least three hundred sixty five (365) days prior to the expiration date of the First Renewal Term, time being of the essence. Tenant must exercise the Renewal Option for the Third Renewal Term, if at all, by written notice to Landlord delivered at least three hundred sixty five (365) days prior to the expiration date of the Second Renewal Term, time being of the essence.

(c)                                  As a condition to Tenant’s exercise of any of the Renewal Options, at the time Tenant delivers its notice of election to exercise such Renewal Option to Landlord, no Event of Default shall then exist and this Lease shall be in full force and effect, and Tenant shall not have assigned this Lease or sublet more than forty percent (40%) of the Premises, other than a Permitted Transfer.

(d)                                 The Minimum Annual Rent for the first years of the First Renewal Term, Second Renewal Term and the Third Renewal Term shall be the “Fair Market Rental Rate” which shall mean the per rentable square foot minimum annual rental rate including annual escalations, then being charged by landlords for comparable space in the Bridgewater, Warren and Basking Ridge market for leases commencing on or about the commencement of the applicable Renewal Term, taking into consideration all relevant terms, including, without limitation, the use, location of the applicable building, the term of the lease under consideration, the extent of services provided thereunder and other adjustments to the minimum annual rental and any other relevant terms such as, but not limited to, rent abatement, refurbishment allowances, new Base Year and other concessions or condition in making such evaluation. Landlord shall determine the Fair Market Rental Rate using its good faith judgment and shall provide written notice of such Fair Market Rental Rate within fifteen (15) business days after Tenant’s exercise notice pursuant to this Section. Tenant shall thereupon have the following options: (i) to accept such proposed Fair Market Rental Rate or (ii) to notify Landlord in writing that Tenant objects to the proposed rental rate. Tenant must provide Landlord with written notification of its election within fifteen (15) business days after Tenant’s receipt of Landlord’s notice, and if Tenant fails to respond during such period, Landlord shall provide Tenant with notice thereof, which notice shall specify that Landlord’s determination of the Fair Market Rental Rate will be deemed approved within five (5) business days of receipt of such notice if Tenant fails to respond to such notice, and if Tenant fails to respond within five (5) business days after receipt of such notice, Tenant shall be deemed to have accepted Landlord’s proposed Fair Market Rental Rate. If Tenant objects to Landlord’s proposed Fair Market Rental Rate in accordance with clause (ii) above, Landlord and Tenant will attempt to negotiate a mutually acceptable rental rate within fifteen (15) business days following notification by Tenant, and if such negotiations have not been concluded within such fifteen (15) business day-period, either party may require an independent determination of the Fair Market Rental Rate for the Renewal Term by giving written notice to the other party no later than five (5) business days after the expiration of the fifteen (15) business day period, which notice shall designate a MAI real estate appraiser or real estate broker with at least ten (10) years experience in the leasing of similar properties in the Bridgewater, Basking Ridge, Warren market area (“Qualified Appraiser”). Within ten (10) business days after receipt of such notice, the other party to this Lease shall select a Qualified Appraiser and give written notice of such selection to the initiating party. If the two (2) Qualified Appraisers fail to agree upon the Fair Market Rental Rate consistent with this Section 30 within ten (10) business days after selection of the second Qualified Appraiser, the two (2) Qualified Appraisers shall select a third (3rd) Qualified Appraiser to determine the Fair Market Rental Rate consistent with this Section 30 within ten (10) business day after the appointment of the third (3rd) Qualified Appraiser. The Fair Market Rental Rate applicable to the Renewal Term shall be equal to the arithmetic average of the three (3) determinations; provided, however, that if one (1) Qualified Appraiser’s determination deviates by more than five percent (5%) from the median of the three (3) determinations, the Fair Market Rental Rate shall be an amount equal to the average of the other two determinations. The determination of the Fair Market Rental Rate in accordance with the foregoing shall be final, binding and conclusive on Landlord and Tenant. The parties shall each pay the costs and expenses of their appointed Qualified Appraiser and shall split evenly the costs and expenses of the third (3rd) Qualified Appraiser.

Except as set forth in this Section 30, (i) there shall be no further options to extend the Term of this Lease, and (ii) all terms and conditions of the Lease shall remain in full force and effect during the Renewal Terms, unless lapsed pursuant to this Lease or otherwise inapplicable.

31. Generator. Landlord shall deliver on or before May 1, 2019, the existing Caterpillar 1,563kVA, 1,250 KW emergency generator (the “Generator”) located at the west side of the Building, in good working order, for use by Tenant. Tenant shall have the right, but not the obligation, at its sole cost and expense, to use the Generator during the Term to provide emergency power to the Building. If Tenant elects to use the Generator, the following terms and conditions shall apply:

(a)                                 Tenant shall keep the Generator in accordance with all applicable Laws.

(b)                                 Tenant shall be responsible for the maintenance and repair of the Generator, including normal periodic testing of the Generator as recommended by the manufacturer specifications; provided, however, in no event shall Tenant be obligated to replace the Generator.

(c)                                  Tenant shall be responsible for any and all utility costs in connection with the Generator.

(d)                                 Tenant shall maintain all necessary licenses, permits and approvals required by applicable governmental authorities in connection with the operation of the Generator and deliver copies of such license, permits and approvals to Landlord.

Notwithstanding the foregoing, in no event shall Tenant be responsible for any Hazardous Materials or violations of Environmental Laws arising from the Generator prior to the date that Tenant uses the Generator.

Landlord acknowledges and agrees that Tenant shall have the right, but not the obligation, to install a replacement generator at the Premises. In such event, the conditions set forth above shall apply, and clause (b) shall include all necessary Permits required by applicable governmental authorities in connection with the installation of such replacement generator.

32. Roof Rights. Tenant shall have the right to install, operate and maintain (i) subject to Section 12, equipment, and (ii) telecommunications antennae, microwave dishes and other communications or equipment exclusively servicing the Building (“Roof Equipment”) on the roof of the Building (solely for Tenant’s own use and not on a revenue generating basis) under and subject to the following conditions:

(a)                                 In connection with the installation, operation, maintenance and removal of the Roof Equipment, Tenant shall, notwithstanding anything to the contrary set forth herein, comply with the requirements of any applicable roof warranty and shall not unreasonably interfere with the Building Systems or the operation of any rooftop equipment for such Building Systems. Tenant shall comply with all Laws and prior to the installation of the Roof Equipment, shall obtain and deliver to Landlord written evidence of any required Permits. Further, Tenant shall comply with the provisions of this Lease, including, without limitation, Sections 12 and 13.

(b)                                 Tenant shall obtain Landlord’s prior written approval of the specifications for the Roof Equipment, not to be unreasonably withheld. The location of the Roof Equipment shall be mutually and reasonably acceptable to both Landlord and Tenant; provided, however, Landlord may withhold its consent if a proposed location would create a design problem. Tenant agrees to consult with Landlord’s roofing contractor prior to installation and strictly to comply with the roofing contractor’s recommendations and requirements. Tenant shall pay all reasonable out-of-pocket costs incurred by Landlord in connection with the Roof Equipment, including, without limitation, all architectural, engineering, and contractors’ and legal fees.

(c)                                  Landlord may require screening of the Roof Equipment and may also require structural engineering and reinforcement if necessary given the nature of such Roof Equipment.

(d)                                 At least ten (10) business days prior to installation of the Roof Equipment, Tenant shall notify Landlord of the date and time of such installation.

(e)                                  Tenant shall maintain the Roof Equipment in a safe, good and orderly condition. The installation, maintenance, repair and removal of the Roof Equipment shall be performed at Tenant’s sole expense in a manner which will not impair the integrity of, damage or adversely affect the warranty applicable to, the roof or any other portion of the Premises.

(f)                                   No later than the expiration or sooner termination of the Term, at Tenant’s sole expense, Tenant shall remove the Roof Equipment and repair any resulting damage to the Building and restore the roof to substantially the same condition existing prior to the installation of the Roof Equipment, normal wear and tear excepted.

(g)                                 Any electricity consumption applicable to the use, operation or maintenance of the Roof Equipment shall be at the sole cost and expense of Tenant. To the extent that any changes in existing electrical facilities in the Building are required to meet the needs of Tenant’s Roof Equipment, the changes shall be made at Tenant’s expense, provided Landlord approves such changes, which approval shall not be unreasonably withheld.

(h)                                 Tenant’s indemnification of Landlord pursuant to Section 8 of this Lease also applies to the Roof Equipment and Tenant’s use of any portion of the Premises therefor. Without limiting the foregoing, Tenant shall be solely responsible for any damages or injury caused by or in any way relating to the Roof Equipment, including, but not limited to, damage or injury caused by reason of the Roof Equipment collapsing or being blown from the roof or any other portion of the Premises, except to the extent caused by the gross negligence or willful misconduct of Landlord or its Agents.

33. Future Expansion.

(a)                                 General Provisions; Automatic Extension of Term. Provided that Tenant has not been in default in the payment of Monthly Rent beyond applicable notice or cure periods more than two (2) times in any consecutive twelve (12) month period, Tenant will have the one-time option to cause Landlord to construct a new building on the Premises containing up to 50,000 rentable square feet in the area shown on Exhibit “F” attached hereto (the “New Building”) or an expansion of the existing Building also containing no more than 50,000 rentable square feet, subject to and in accordance with the terms set forth in this Section 33. If Tenant desires to exercise such option, Tenant must do so by delivering a written exercise notice to Landlord at any time prior to the fifth (5th) anniversary of the Commencement Date (the “Expansion Notice”), provided that Tenant has (i) achieved a trailing twelve (12) month EBITDA of Fifty Million Dollars ($50,000,000) or more, and (ii) achieved a trailing twelve (12) month revenue of at least One Hundred Million Dollars ($100,000,000), each as demonstrated to Landlord in Tenant’s financial statements certified by its independent accountants (the “Financial Hurdles”). The date on which Tenant delivers its written exercise notice is herein called the “Expansion Notice Date”. Tenant’s failure to deliver such notice to Landlord timely is deemed a waiver of Tenant’s expansion option. If Tenant timely exercises its option and has satisfied the Financial Hurdles, and provided that Tenant has not been in default in the payment of Monthly Rent beyond applicable notice or cure periods more than two (2) times in any consecutive twelve (12) month period, Landlord will cause the New Building or the expansion of the existing Building to be constructed subject to and in accordance with this Section 33. Notwithstanding the foregoing, in the event that the Tenant fails to achieve the Financial Hurdles, Tenant shall have the further right to exercise its expansion right under this Section 33 (and Landlord will cause the New Building or the expansion of the existing Building to be constructed subject to and in accordance with this Section 33) provided that Tenant secures a letter of credit in the amount of the Total Expansion Project Cost (as hereafter defined), which letter of credit shall comply with the requirements set forth on Exhibit “E” hereof and shall remain in place for the Extension Term (as hereinafter defined). Such letter of credit shall be delivered to Landlord prior to the Expansion Premises Commencement Date (as hereinafter defined) within ten (10) business days following the date that Landlord establishes the Total Expansion Project Cost. Notwithstanding the foregoing, in the event that Tenant achieves the Financial Hurdles during the Extension Term, such letter of credit shall be permitted to be reduced to equal the sum of one month of Monthly Rent at the time of reduction, provided that Tenant has not been in default in the payment of Monthly Rent beyond applicable notice or cure periods more than two (2) times in any consecutive twelve (12) month period. Anything in this Lease to the contrary notwithstanding, in the event that Tenant timely exercises its expansion right under this Section 33, the initial Term will be extended through the date which is ten (10) years after the date of the Substantial Completion (hereinafter defined) of the New Building or the expansion of the existing Building under this Section 33 (the “Extension Term”) and the Minimum Annual Rental rate for the existing Premises shall continue at the rate set forth in this Lease for the balance of the initial Term and thereafter shall increase during the remainder of the Extension Term by fifty cents per rentable square foot of the existing Premises per annum, which annual increases shall be effective on the same day of each calendar year as the annual increases during the initial Term. If the Tenant exercises its expansion right under this Section 33 and has satisfied the Financial Hurdles at the time of exercise, the Letter of Credit defined in Section 27 above shall be increased by an amount equal to one month of Monthly Rent for the New Building or the expansion of the existing Building as of the Expansion Premises Commencement Date. The rights of Tenant under this Section 33 are personal to Tenant or a Permitted Transferee, provided such Permitted Transferee meets the foregoing Financial Hurdles (or delivers a letter of credit in accordance with this subsection) and shall not inure to the benefit of any other successor or assign of Tenant.

(b)                                 Size of New Building. The size of the New Building or expansion of the existing Building will be no more than 50,000 rentable square feet and only the extent permitted by any applicable Laws at the time that the expansion right contained in this Section 33 is exercised by Tenant and, if a New Building, such New Building shall be generally located in the area depicted on Exhibit “F” attached hereto.

(c)                                  Construction Improvements.

(i)                                     As used in this Section 33:

“Land Development Approval” shall mean final, unappealed and unappealable land development approval, with conditions satisfactory to Landlord in its reasonable discretion as are lawfully required for the construction, development and use of the New Building or the expansion of the existing Building in accordance with a plan of development reasonably satisfactory to Landlord and, subject only to such restrictions and conditions as shall be satisfactory to Landlord in its reasonable discretion necessary to obtain a building permit from the applicable municipal authority for the New Building or expansion of the existing Building. Such permits and approvals shall include, without limitation, the following as they may be applicable: variances, special exceptions, zoning approvals, environmental approvals, utility availability, highway or department of transportation approvals, demolition approvals, storm water management plan approvals, building permits, and permits and approvals for all ancillary on and off-site improvements.

The term “Substantially Completed” or “Substantial Completion” means (i) the New Building or expansion of the existing Building has been completed except for minor or insubstantial details of construction, repair, mechanical adjustment, or finishing touches, which items shall not adversely affect Tenant’s conduct of its ordinary laboratory or office business activities, as applicable, in the New Building or expansion of the existing Building, and (ii) the architect shall have executed a certificate of substantial completion in the form of AIA Document G704 for the New Building or expansion of the existing Building.

(ii)           Subject to and in accordance with the terms hereof, Landlord will at Landlord’s sole cost and expense construct the New Building or the expansion of the existing Building. In addition, Landlord will design and construct within the as specified in any detailed drawings, plans, specifications as reasonably agreed to by Tenant and Landlord in a separate amendment to this Lease reasonably agreed between Landlord and Tenant detailing the construction of the New Building or the expansion of the existing Building

(iii)          Upon Tenant’s exercise of the expansion right hereunder, Landlord shall use commercially reasonable efforts to promptly obtain such Land Development Approval provided, however, that Landlord’s obligation to design, develop and construct the New Building hereunder shall be expressly conditioned upon Landlord receiving the Land Development Approval for the New Building and all related improvements on or before the date that is eighteen (18) months from the date that Tenant exercises its expansion rights hereunder (the “Outside Approval Date”). Landlord shall not be in default of the Lease and shall have no liability to Tenant arising from or related to Landlord’s failure to obtain Land Development Approval so long as Landlord uses commercially reasonable efforts to obtain such Land Development Approval. In no event shall Landlord be required or compelled to file litigation or any similar proceeding to obtain Land Development Approval. In the event that, after using commercially reasonable efforts to obtain such Land Development Approval, Landlord, in its reasonable discretion determines that obtaining such Land Development Approval is impossible, impracticable or not feasible or if Land Development Approval is not obtained on or before the Outside Approval Date, Landlord shall have no further liability to pursue such Land Development Approval and after such determination, Tenant shall reimburse Landlord for Landlord’s out-of-pocket actual third party costs and expenses incurred in pursuing such Land Development Approval and preparing to construct the New Building or expansion of the existing Building.

(d)                                 Costs; Minimum Rent Increase. The Minimum Annual Rent on a triple net basis and excluding any cost for base year Operating Expenses hereunder will be increased in order to include the New Building or the expansion of the existing Building. The amount of such increase in the Minimum Annual Rent will be equal to the product of (i) the Total Expansion Project Cost multiplied by (ii) a factor equal to the sum of (x) the yield on the ten (10) year United States treasury bond at the date of Substantial Completion plus (v) 7.5%. The “Total Expansion Project Cost” is equal to the sum of (i) all so-called “hard” and “soft” costs (which “soft” costs shall be inclusive of brokerage commissions payable to both Landlord’s and Tenant’s brokers on account of Tenant’s exercise of its expansion option hereunder) required in order to (A) construct the New Building or the expansion of the existing Building and the “shell” of the New Building or the expansion of the existing Building, and (B) construct all improvements within or relating to the New Building or the expansion of the existing Building to be constructed by Landlord, plus (ii) a combined development and construction fee equal to 4.0% of all of the aforesaid “hard” and “soft” costs. The aforesaid increase in the Minimum Annual Rent resulting from the addition of the New Building or the expansion of the existing Building (the “Expanded Premises”) will commence upon the date of the Substantial Completion of the Expanded Premises (the “Expanded Premises Commencement Date”) and on each anniversary of the Expanded Premises Commencement Date, the Annual Base Rent applicable to the Expanded Premises shall increase by 2.5%, on a cumulative compounded basis, and the Expanded Premises will be incorporated into and become a part of the Premises hereunder on the Expanded Premises Commencement Date. Anything in this Section 33 or elsewhere in the Lease to the contrary notwithstanding, Tenant will be solely responsible for (1) the design and installation of and all costs and expenses related to, all furniture, fixtures, equipment (including, without limitation any racking that Tenant desires to install in the Expanded Premises), (2) any tenant improvements to the Expanded Premises above Building standard “shell”, (3) all telephone, computer, data and other wiring and cabling, to be located in the Expanded Premises, (4) all costs and expenses related to any Tenant Delay (as such term would be applied to the Expanded Premises); and (5) all Operating Expenses related to the Expanded Premises (i.e., the Base Year shall not be grossed up to take into account the Expanded Premises).

34. Notification of Intent to Sell.

(a)                                 In the event that Landlord desires or intends to sell the Premises to an unaffiliated third party in an arm’s length transaction (however such sale may be structured, including as a sale of the equity interests in Landlord), and such sale is not in connection with either (i) a portfolio sale of multiple assets or (ii) a deed in lieu of foreclosure or similar transaction with its Mortgagee, Landlord shall provide Tenant with notice (the “Sale Notice”) of Landlord’s intent to sell the Premises prior to marketing the Premises for sale and will provide Tenant the first opportunity to negotiate a purchase and sale of the Premises. Tenant shall have thirty (30) days following receipt of the Sale Notice within which to notify Landlord in writing that Tenant is interested in negotiating terms for the purchase and sale of the Premises and to have its offer considered by Landlord prior to the formal marketing by Landlord of the Premises for sale to a third party (the “Negotiation Notice”).

(b)                                 In the event that Tenant has delivered a Negotiation Notice, then Landlord and Tenant shall have thirty (30) days following Landlord’s receipt of the Negotiation Notice (the “Negotiation Period”) within which to negotiate in good faith mutually satisfactory terms for the purchase and sale of the Premises by Landlord to Tenant, which may be evidenced by an executed letter of intent (which may be non-binding subject to negotiation and agreement upon a form of purchase and sale agreement).

(c)                                  If (i) Tenant fails to send a Negotiation Notice, or (ii) Landlord and Tenant do not agree upon terms for the purchase and sale of the Premises during the Negotiation Period, Landlord may thereafter sell the Premises to an unaffiliated third party in an arm’s length transaction; provided that (i) closing on the sale of the Premises occurs within twelve (12) months after the expiration of Tenant’s period to send a Negotiation Notice or the expiration of the Negotiation Period, as applicable, and (ii) Landlord shall not sell the Premises for a purchase price which is less than 90% of the purchase price Tenant last offered to Landlord.

(d)                                 Tenant’s first right to negotiate a purchase is a right personal to Tenant (or a successor-in-interest pursuant to a Permitted Transfer) and Landlord. In the event that Landlord (or any successor-in-interest to Landlord) sells the Premises or its interest therein or Tenant assigns this Lease (other than a Permitted Transfer), Landlord’s obligations under this Section 34 and Tenant’s right under this Section 34 shall cease and neither party shall have any obligations, rights or restrictions pursuant to this Section 34, provided, however that notwithstanding the foregoing in the event that Landlord sells the Premises or its interest through a portfolio sale, Tenant’s first right to negotiate a purchase set forth in this Section 34 shall apply to Landlord’s successor in interest following the portfolio sale, unless and until the then-Landlord conveys the Premises to an unaffiliated third party in an arm’s length transaction which is not part of a portfolio sale and after having met its obligations under this Section 34.

35. Traffic Control. Landlord agrees to use good faith, commercially reasonable efforts to cause the New Jersey Department of Transportation to install a traffic signal at or near the entrance to the Premises (the “Signal”), at no cost or expense to Landlord. Unless and until the Signal is installed, Landlord shall assist Tenant in providing a solution, at Tenant’s option and at Tenant’s cost and expense, to control traffic at the entrance to the Premises.

36. Press Releases. Neither Landlord nor any broker, representative, or agent representing Landlord in connection with this Lease may issue any press release which in any way refers to Tenant without Tenant’s prior written approval of such press release, such approval not to be unreasonably withheld.

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Landlord and Tenant have executed this Lease on the respective date(s) set forth below.

Landlord:

EXETER 700 ROUTE 202/206, LLC, a Delaware limited liability company

By: Exeter Operating Partnership IV, LP, a Delaware limited partnership, its sole member

By: Exeter Operating Partnership IV GP LLC, a Delaware limited liability company, its sole general partner

By: Exeter Industrial REIT IV LLC, a Delaware limited liability company, its sole member

Date signed:	By:	/s/ Timothy J. Weber
	Name:	Timothy J. Weber
9/11/18	Title:	Vice President

Date signed:	Tenant:

9/5/18	INSMED INCORPORATED, a Virginia corporation

Attest/Witness:

Witness	By:	/s/ S. Nicole Schaeffer
	Name:	S. Nicole Schaeffer
	Title:	Chief People Strategy Officer

RIDER

ADDITIONAL DEFINITIONS

“ADA” means the Americans With Disabilities Act of 1990 (42 U.S.C. § 1201 et seq.), as amended and supplemented from time to time.

“Administrative Fee” means ten percent (10%) of the costs incurred by Landlord in curing Tenant’s default or performing Tenant’s obligations hereunder.

“Affiliate” means (i) any entity controlling, controlled by, or under common control of, Tenant, (ii) any successor to Tenant by merger, consolidation or reorganization, (iii) any purchaser of all or substantially all of the assets of Tenant as a going concern, or (iv) any purchaser of all or substantially all of the stock or equity interests of Tenant.

“Agents” of a party mean such party’s employees, agents, representatives, contractors, licensees or invitees.

“Alteration” means any addition, alteration or improvement to the Premises.

“Base Building Improvements” has the meaning set forth in Section 2(a) of this Lease.

“Building Rules” means the rules and regulations attached to this Lease as Exhibit “B” as they may be amended from time to time in accordance with the Lease.

“Building Systems” means any electrical, mechanical, structural, plumbing, heating, ventilating, air conditioning, sprinkler, life safety or security systems serving the Building.

“Controllable Operating Expenses” means those Operating Expenses which Landlord has the ability to control or reduce, in a material sense, through the bidding of services or through other reasonable and prudent cost control measures which do not result in a perceptible decrease in the quality of the items or services to which such item of Operating Expenses pertain; provided, however, in no event shall taxes, insurance, management fees, HVAC maintenance and repairs and costs incurred as a result of acts of God (including, but not limited to, storms, tornadoes, hurricanes and flooding) that are not recovered under casualty coverage be considered Controllable Operating Expenses.

“Environmental Laws” means all present or future federal, state or local laws, ordinances, rules or regulations (including the rules and regulations of the federal Environmental Protection Agency and comparable state agency) relating to the protection of human health or the environment and applicable to the Premises.

“Estimated Expenses” has the meaning set forth in Section 6 of this Lease.

“Event of Default” means a default described in Section 22(a) of this Lease.

“First Renewal Term” has the meaning set forth in Section 30 of the Lease.

“Force Majeure” means any circumstances outside of a party’s reasonable control, including, but not limited to, severe events of nature (including severe weather and flooding), labor disputes, industrial disputes or disturbances, civil disturbances, interruptions by government or court order, valid orders of any regulatory body having proper jurisdiction, wars, riots, inability to secure materials (including inability to secure materials by reason of allocations promulgated by authorized governmental agencies but not including any such inability to obtain materials due to cost), inability to obtain Permits, from any local governmental entity, fires, explosions, breakage or accident to machinery.

“Hazardous Materials” means pollutants, contaminants, toxic or hazardous wastes or other materials the removal of which is required or the use of which is regulated, restricted, or prohibited by any Environmental Law.

“Interest Rate” means interest at the rate of one percent (1%) per month.

“Land” has the meaning set forth in Section 1(a) of this Lease.

“Landlord’s Broker” means Newmark and Exeter Property Group Advisors, L.P.

“Laws” means all laws, ordinances, rules, orders, regulations, guidelines and other requirements of federal, state or local governmental authorities now or subsequently pertaining to the Premises or the use and occupation of the Premises.

“Maintain” means to provide such maintenance, repair and, to the extent necessary and appropriate, replacement, as may be needed to keep the subject property in good condition and repair.

“Monthly Rent” means the monthly installment of Minimum Annual Rent plus the monthly installment of Estimated Expenses payable by Tenant under this Lease.

“Mortgage” means any mortgage, deed of trust or other lien or encumbrance on Landlord’s interest in the Premises or any portion thereof, including without limitation any ground or master lease if Landlord’s interest is or becomes a leasehold estate.

“Mortgagee” means the holder of any Mortgage, including any ground or master lessor if Landlord’s interest is or becomes a leasehold estate.

“OFAC” has the meaning set forth in Section 29 of this Lease.

“Operating Expenses” means all costs, fees, charges and expenses incurred or charged by Landlord in connection with the ownership, operation, maintenance and repair of, and services provided to, the Premises, including, but not limited to, (i) the cost of insurance carried by Landlord pursuant to Section 8 of this Lease together with the cost of any deductible paid by Landlord in connection with an insured loss, (ii) Landlord’s cost to Maintain the Premises, subject to the provisions of Section 9 of this Lease, and all costs and expenses of personnel and vendors or contractors required in connection therewith, (iii) grounds-keeping and landscaping of the Premises; (iv) the costs and

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charges of any easements and campus associations of which the Premises is a part; (v) to the extent not otherwise payable by Tenant pursuant to Section 5 of this Lease, all levies, taxes (including real estate taxes, sales taxes and gross receipt taxes), assessments, liens, license and permit fees, together with the reasonable cost of contesting any of the foregoing, which are applicable to the Term, and which are imposed by any authority or under any Law, or pursuant to any recorded covenants or agreements, upon or with respect to the Premises, or any improvements thereto, or directly upon this Lease or the Rent or upon amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord’s estate or interest in the Premises, (vi) the annual amortization of Permitted Capital Costs (as hereinafter defined), to be amortized on a straight line basis over their estimated economic useful life of such Permitted Capital Costs (including reasonable financing charges), and (vii) a management fee, not to exceed four percent (4%) of the Rent or the Rent that would have been due but for the Free Rent Period (using the rental rate in effect immediately following the Free Rent Period) (the “Permitted Management Fee”), and such component of Annual Operating Expenses is not subject to Tenant’s Share of Operating Expenses. The foregoing notwithstanding, Operating Expenses will not include: (i) costs or expenses incurred in connection with the original construction of the Premises, including correction of defects in design and/or construction of the Building, or in connection with the Base Building Improvements (including any Permit fees), (ii) management fees in excess of the Permitted Management Fee, (iii) costs and expenses which should be capitalized in accordance with generally accepted accounting principles, or the amortization thereof, except for amortization of Permitted Capital Costs, (iv) depreciation, (v) financing and refinancing costs (except as provided above), interest on debt or amortization payments on any mortgage, or rental under any ground or underlying lease, (vi) leasing commissions, advertising expenses, tenant improvements or other costs and expenses related to the leasing of the Premises, or (vii) all excess profits, taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Premises), unless such tax or any similar tax is levied or assessed in lieu of all or any part of any taxes includable in Operating Expenses above, (viii) any transfer taxes or mortgage taxes that are imposed on Landlord in connection with the conveyance of the Premises or granting or recording a mortgage lien thereon or the transfer of any direct or indirect interests in Landlord, (ix) organizational expenses of creating or operating the entity that constitutes Landlord, (x) all costs and expenses paid directly by Tenant hereunder, including those costs and expenses paid pursuant to Section 7, (xi) wages, salaries, fees, fringe benefits, and any other form of compensation paid to any executive employee of Landlord and/or Landlord’s managing agent above the grade of Building manager, (xii) rentals and other related expenses incurred, the cost of which if purchased would be excluded from Operating Expenses as a capital cost, (xiii) any cost or expense incurred to comply with Laws in effect prior to the date that Landlord Substantially Completes the Base Building Improvements, including penalties or damages incurred as a result of non-compliance, (xiv) any cost or expense related to monitoring, testing, removal, cleaning, abatement or remediation of any Hazardous Materials, (xv) special assessments or special taxes initiated as a means of financing improvements to the Premises and the surrounding areas thereof, (xvi) all advertising and promotional costs, (xvii) any fines, costs, late charges, liquidated damages, penalties, tax penalties or related interest charges,

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imposed on Landlord or Landlord’s managing agent, unless caused as a result of Tenant’s failure to pay any obligation hereunder (xviii) any costs, fees, dues, contributions or similar expenses for political, charitable, industry association or similar organizations, (xix) the cost of objects of fine art that Landlord installs, (xx) any reserves of any kind, (xxi) costs that Landlord incurs in restoring the Building after the occurrence of a fire or other casualty or after a partial condemnation thereof, except that the portion of such costs not actually covered by insurance as a result of reasonable deductibles, exclusions, coverage limits and the like shall be included in Operating Expenses, (xxii) costs of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds, net the costs of collection, or (xxiii) costs that are stated in the Lease to be at Landlord’s cost or expense. Landlord shall have the right to directly perform (by itself or through an affiliate) any services provided under this Lease provided that the Landlord’s charges included in Operating Expenses for any such services shall not exceed competitive market rates for comparable services. Commencing with the second (2nd) full calendar year of the Term and for each calendar year thereafter, Controllable Operating Expenses shall not increase on a cumulative, compounded basis by more than six percent (6%) per annum. Operating Expenses shall be “net” only and shall be reduced by all discounts, rebates, refunds, credits and other amounts received by Landlord.

“Permits” means any permits, certificates of occupancy, consents, environmental permits and approvals, authorization, variances, waivers, licenses, certificates or approvals required by any governmental or quasi-governmental authority having jurisdiction over the Premises.

“Permitted Activities” has the meaning set forth in Section 10(d) of this Lease.

“Permitted Capital Costs” means costs and expenses which should be capitalized in accordance with generally accepted accounting principles and are (i) intended to effect economies in the operation or maintenance of the Premises, or to reduce current or future Operating Expenses, (ii) replacements of Building Systems or nonstructural items that are required to keep the Building Systems or such nonstructural items in good order and condition, or (iii) required under any Law not in effect as of the date that Landlord Substantially Completes the Base Building Improvements.

“Rent” means the Minimum Annual Rent, Annual Operating Expenses and any other amounts payable by Tenant to Landlord under this Lease.

“Renewal Option” has the meaning set forth in Section 30 of the Lease.

“Renewal Term” has the meaning set forth in Section 30 of the Lease.

“Roof Equipment” has the meaning set forth in Section 32 of this Lease.

“Second Renewal Term” has the meaning set forth in Section 30 of the Lease.

“Substantially Completed” or “Substantial Completion” means (i) the Base Building Improvements or Tenant Requested Optional Improvements, as applicable, have been completed except for minor or insubstantial details of construction, repair, mechanical adjustment, or finishing touches, which items shall not adversely affect Tenant’s

4

conduct of its ordinary business activities in the Premises, and (ii) the applicable architect shall have executed a certificate of substantial completion in the form of AIA Document G704 for the Base Building Improvements or Tenant Requested Optional Improvements, as applicable.

“Taken” or “Taking” means acquisition by a public authority having the power of eminent domain by condemnation or conveyance in lieu of condemnation.

“Tenant’s Broker” means JLL.

“Tenant Delay” means any actual delays in the Substantial Completion of the Base Building Improvements or, if elected, the Tenant Requested Optional Improvements, that are caused, in whole or in part, by Tenant or Tenant’s Agents for any reason, including but not limited to, (i) any interference by Tenant or Tenant’s Agents with Landlord’s obtaining the Permits or Landlord’s construction of the Base Building Improvements or, if elected, the Tenant Requested Optional Improvements, (ii) any delays caused by changes requested by Tenant to (A) the Base Building Improvements specifications attached hereto as Exhibit “C”, including, without limitation, revising the construction drawings, materials or specifications and obtaining new Permits for the Base Building Improvements, or (B) if elected, the Tenant Requested Optional Improvements, (iii) Tenant’s failure to approve or disapprove construction drawings, permit plans or any matter relating to the Base Building Improvements or, if elected, the Tenant Requested Optional Improvements, within five (5) business days following Tenant’s receipt of Landlord’s request, or such longer period as set forth on Exhibit “H” with respect to the Tenant Requested Optional Improvements, or (iv) the performance of any work or activity in the Premises by Tenant or Tenant’s Agents (including, without limitation, the installation of Tenant’s equipment, cabling, racking systems or furniture) concurrently with the performance of the Base Building Improvements or, if elected, the Tenant Requested Optional Improvements. Landlord agrees to deliver prompt written notice to Tenant of any Tenant Delay.

“Tenant’s Share” means the percentage obtained by dividing the rentable square feet of the Premises by the rentable square feet of the Building, as set forth in Section 1 of this Lease.

“Third Renewal Term” has the meaning set forth in Section 30 of the Lease.

“Transfer” means (i) any assignment, transfer, pledge or other encumbrance of all or a portion of Tenant’s interest in this Lease, (ii) any sublease, license or concession of all or a portion of Tenant’s interest in the Premises, or (iii) any transfer of a controlling interest in Tenant (provided clause (iii) shall not apply to any transfer of stock or other equity interests actively traded on a public stock exchange).

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EXHIBIT “A”

LEGAL DESCRIPTIONS OF THE PREMISES

Beginning at a capped iron pin set in the Easterly right-of-way line (33 feet from centerline) of New Jersey State Highway Route 202-206; said point being 1,432.08 feet measured northerly along said right-of-way line from its intersection with the northwesterly right-of-way line of Allen Road. Said beginning point being the same beginning point described in Deed Book 1531, page 11, thence leaving Route 202-206 the following three courses running along Lot 17.01 Block 549.

1)                                     North 88 degrees 12 minutes 17 seconds East, 100.00 feet to a capped iron set, thence

2)                                     North 70 degrees 44 minutes 57 seconds East, 346.94 feet to a capped iron set, thence

3)                                     North 88 degrees I 6 minutes 41 seconds East, 384.32 feet to a capped iron set in line of Lot 27, Block 549, thence

4)                                     running along Lots 27, 28, 29 and 30 Block 549, South O J degrees 38 minutes 43 seconds East, 672.27 feet to a capped iron set in the northwesterly right-of-way line (20 feet from centerline) of Allen Road, thence the following three courses running along the northwesterly right-of-way line of Allen Road

5)                                     South 40 degrees 25 minutes 17 seconds West, 599.38 feet to a capped iron set, thence

6)                                     South 52 degrees 43 minutes 17 seconds West, 336.10 feet to a magnetic nail set in the pavement of Allen Road, thence

7)                                     South 30 degrees 52 minutes 17 seconds West, 266.52 feet to capped. iron pin set in the easterly right-of-way line of Route 202-206, thence the following two courses running along the easterly right-of-way line of Route 202-206

8)                                     North 01 degrees 24 minutes 02 seconds West, a distance of 980.95 feet to a capped iron set; thence

9)                                     North 01 degrees 47 minutes 43 seconds West, 451.13 feet to the point of Beginning.

Lot 17 in Block 549 on the Tax Map of the Bridgewater Township, County of Somerset, State of New Jersey

EXHIBIT “A- 1”

PLAN SHOWING BUILDING

SLOPE REDUCTION CALCULATIONS			
SLOPE RANGE	AREA (AC.)	REDUCTION FACTOR	NET AREA (AC.)
25% OR GREATER	0.65	0.00	0.00
20% TO 25%	0.89	0.20	0.18
15% TO 20%	1.49	0.50	0.75
0% TO 15%	16.79	1.00	16.79
TOTALS	19.82		17.72

MOHAWK

700 ROUTE 202/206 BUILDING EXPANSION

EXISTING CONDITIONS PLAN

EXETER 700 ROUTE 202/206, LLC

THOMAS P. BECHARD, JR., P.E.

C0030

EXHIBIT “B”

BUILDING RULES

1.                                      Any sidewalks, lobbies, passages and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises. Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Premises.

2.                                      The bathrooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

3.                                      Tenant shall not impair in any way the fire safety system and shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord in its reasonable discretion or any governmental agency.

4.                                      Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as reasonably approved in writing by Landlord. Tenant shall not remove, without Landlord’s prior written consent (not to be unreasonably withheld), any shades, blinds or curtains in the Premises.

5.                                      Without Landlord’s prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall spackle and sand all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the Lease. If Tenant elects to seal the floor, Tenant shall seal the entire unfinished floor area within the Premises.

6.                                      Tenant shall not change any locks nor place additional locks upon any doors, without providing Landlord with any key to such locks.

7.                                      If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall, in its reasonable discretion, direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.

8.                                      Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building.

9.                                      The use of rooms as sleeping quarters is strictly prohibited at all times.

10.                               Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. Tractor trailers shall be parked in areas designated for tractor trailer parking. All vehicles entering or parking in the parking areas shall do so at owner’s sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence. All vehicles shall follow Landlord’s designated points of entrance and exit and turn-arounds and circulation routes for the Premises.

11.                               If Landlord designates the Building as a non-smoking building, Tenant and its Agents shall not smoke in the Building nor at the Building entrances and exits.

12.                               The dumpster shall be located in the existing designated area at the Premises, or such other area designated by Tenant, subject to Landlord’s reasonable approval.

13.                               Tenant shall cause all of Tenant’s Agents to comply with these Building Rules.

14.                               Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord’s reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property. Notice of any action by Landlord referred to in this section, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under the Lease. Notwithstanding the foregoing or anything in the Lease to the contrary, Landlord shall not have the right to modify any rules or regulations or to make other rules and regulations so long as Tenant is the sole tenant of the Premises.

EXHIBIT “C”

BASE BUILDING IMPROVEMENTS

BASE BUILDING SCOPE AND QUALIFICATIONS

Landlord shall, at its sole cost and expense, install the following Base Building Improvements as described in this Exhibit “C” and as shown on the plans prepared by Meyer Associates referenced on Exhibiit “C-1”. All work shall be subject to receipt of governmental approval therefor and shall be performed in compliance with applicable Laws.

1.              Sitework/Site Improvements:

a.       Mill and overlay the existing parking lot in its entirety. Repair curbing as required.

b.       Re-skin the existing monument sign at the main entrance to the property.

c.        Construct a new main entryway, including new sidewalks, stairs, and a handicap ramp.

d.       Allow for restoration to the loading dock area per attached Meyer drawings.

e.        Remove and replace existing sidewalks as shown on Exhibit C-3.

f.         Remove and replace forty (40) site light poles.

g.        Miscellaneous renovations — including expanded outdoor patio and seating area per attached building plans, flagpole removal, and decorative bollards.

h.       Provide new landscaping throughout including landscape irrigation at the Main Entrance.

i.           Provide a 5’-0 gravel walking path around the perimeter of the parking areas (approximately 3,500 linear feet).

2.              Façade Removal/Renovations:

a.      Remove the existing building façade in its entirety including masonry, windows, and the associated back-up wall system.

b.  Construct the new building façade in accordance with the referenced plans as prepared by Meyer Architecture.

i.    Back-up wall system to consist of 6” light ga. metal studs, vapor barrier, exterior sheathing, and 6” batt insulation. 12” CMU will be provided at the perimeter base where potential damage may occur.

ii.   The new façade will be comprised of glass curtainwall (tinted, low-e), metal-rib panel and ACM. Specific system and products to be selected at a later date.

iii.  Provide canopies and sunshades where shown on the Meyer’s drawings.

iv.  Install a 300’-0 lg. x 8’-0 tall roofscreen to hide the new mechanical equipment.

v.   Water test façade assemblies to ensure the same are water tight.

3.     Interior Demolition/Interior Renovations:

a.     In general, the entire building interior will be demolished, including bathrooms, raised computer flooring, computer room, servery, lobby finishes and brick walls in Lobby areas. Items to remain include elevators, the monumental stairwell structure and the sprinkler system. All floor surfaces to be smooth, clean and ready for new finish flooring installation by Tenant (i.e., all grout, glue, etc. to be fully removed).

b.     Mechanical upgrades will include:

i.    Removal of the existing boilers and RTU’s.

ii.   Furnishing and installing six (6) 50-ton gas-fired Roof Top Units with main trunk lines for future Tenant Improvement distribution, which shall be adequate for office use or additional units that may be required by industry design standards.

iii.  Base Building shall be equipped with an electrical heating system. A new Direct Digital Control (DDC) system shall be provided. Tenant may connect its Tenant Improvements to this DDC system.

c.     Electrical upgrades will consist of:

i.    Wiring to the new RTU’s and Core fan-powered boxes.

ii.   Wiring to the Core fire/smoke dampers.

iii.  Provide new Silent Knight fire panel. The panel will be an addressable panel to accommodate Tenant Improvements.

iv.  Electric service and panels to be re-distributed to new electrical closet locations. Tenant shall be responsible for the distribution from new electrical closet.

4.     Roofing Removal/Replacement:

a.       The existing roofs and precast coping will be removed in their entity. This assumes one (1) roof layer on the East wing and two (2) layers on the West wing to be removed.

b.       A new roof system consisting of 2 ea. layers of polyisocyanurate insulation (to meet Energy Code), a 60-mil, fully-adhered, EPDM membrane and all necessary metal copings, flashings, etc. will be installed in order to obtain a 15-year manufacturer’s warranty.

c.        Existing skylights to remain. Landlord to water-test all skylights and repair any leaks and damage caused thereby, so that all skylights are water tight.

d.       Landlord to water-test new curtainwall to ensure the same is water tight.

e.        Landlord to water-test new roofing system to ensure the same is water tight.

f.         Existing roof drains to be inspected and tested, and any defective drains to be repaired or replaced.

5.              Front Entrance Extension:

a.       Extend the Front Entrance per attached drawings by Meyer.

b.       The addition will be “conventional” construction (concrete foundations, structural steel skeleton, concrete floor slabs, EPDM roof with 2 each layers of polyisocyanurate insulation to meet Energy Code).

c.        Façade finishes per attached drawings by Meyer.

d.       Plumbing will consist of a roof drain system.

e.        A complete, ordinary hazard sprinkler system will be installed.

6.              Rear Entrance Extension:

a.       Extend the Rear entrance per attached drawings by Meyer.

i.          Note that the installation of the Rear Entrance balcony shall be subject to Bridgewater Township’s approval.

b.       The addition will be “conventional” construction (concrete foundations, structural steel skeleton, concrete floor slabs, EPDM roof with 2 ea. layers of polyisocyanurate insulation (to meet Energy Code).

c.        Plumbing will consist of a roof drain system.

d.       A complete, ordinary hazard sprinkler system will be installed.

e.        Balcony to be constructed to allow installation of pedestal-type decking system by Tenant that is flush with interior finish floor elevation. Balcony will incorporate parapet and rail perimeter with lighting to meet code requirements based on finished deck elevation.

7.              Shaftway Enclosures — 1st & 2nd Floors:

a.         Two (2 ea.), existing mechanical shaftways along Column Line B will be filled-in on both the 1st and 2nd floor levels in order to provide a more open means of access between both wings of the building.

i.           To accomodate future HVAC requirements, new shaftways will be created at locations to be determined.

b.         In addition to enclosing the existing shaftways:

i.    New floor slabs will be poured to fill-in the open atrium between column lines 7 & 8 on both levels.

ii.   The existing Janitor’s Closets, Electric Closets and Telephone Closets will be demolished and relocated to a location to be determined.

iii.     Partitions, separating the newly created “pass-thru” walkway from the lobby areas, will be constructed per attached drawings by Meyer.

c.          Mechanical, sprinkler and electrical outlets will be provided throughout the newly enclosed areas.

d.         Two (2) existing roof ladder access rooms will be demolished with the west wing ladder access relocated to a location to be determined, subject to Tenant’s reasonable approval.

e.          One (1) existing egress stairwell in the east wing will be extended to roof for Tenant’s use.

8.              Exterior Façade Specifications

a.              Exterior Wall System - shall consist of 16 gas. light gauge metal studs, R-19 FSK insulation within stud cavity, 5/8” Dens-glass exterior sheathing, Blueskin water barrier applied to new sheathing above grade, fire-treated wood blocking at window returns, 5/8” fire-treated plywood and pressure-treated wood blocking at parapets.

b.              Metal Panel Systems —

1. Bamco D-500 Rainscreen — Dry Seal System

2. 4mm, FR Core Reynobond/Alpolic - standard kynar colors

3. ATAS corrugated metal panels at canopies - .024” aluminum

c.               Curtainwall — Tubelite, CW400TU series; 2-1/2”x6” Ultra-Thermal

d.              Storefront — Tubelite, T14000 I/O series; 2-1/2”x4” Thermal

e.               Entrances — Tubelite, Medium Stile, Non-thermal, with 10” bottom rails and manufacturer’s standard hardware

f.                Sunshades — Tubelite, Maxblock, 30” projection, with 4 ea. airfoils

g.               Glass —

1. 1” clear Solarban 70XL, insulated (tempered where required by Code)

2. 1” clear Solarban, 70XL, insulated spandrel glass (where noted)

h.              All aluminum finishes to be Class 1, clear, anodized

i.                  Firesafing will be installed between wall systems and concrete slabs where shown.

j.                 Envelope testing and report from 3rd party consultant will be provided to confirm weatherproof.

EXHIBIT “C-1”

MEYER
ARCHITECTURE + INTERIORS

MEYER DESIGN, INC. ● MEYER ARCHITECTS, INC.
237 EAST LANCASTER AVENUE ● ARDMORE, PA 19003-2304
VOICE ● 610.649.8500 FAX ● 610.649.8509
EMAIL ● info @ meyerdesigninc.com

© 2017 MEYER DESIGN, INC. MEYER ARCHITECTS, INC. ALL RIGHTS RESERVED

RENOVATIONS
Bridgewater Hills Corporate Center
700 US ROUTE 202/206
BRIDGEWATER, NJ 08807
BRIDGEWATER TOWNSHIP

17106

OWNER / CONSULTANTS

OWNER

MEP/STRUCT. ENGINEER

PROJECT ARCHITECT

GENERAL CONTRACTOR

INTERIOR DESIGNER

CIVIL ENGINEER

DRAWING INDEX

DRAWINGS

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DRAWINGS

DRAWINGS

THESE DRAWINGS TOGETHER WITH ALL SPECIFICATIONS ARE TO BE CONSIDERED AS THE COMPLETE AND INSEPARABLE SET

LOCATION MAP

MEYER

RENOVATIONS
Bridgewater Hills Corporate Center
700 US ROUTE 202/206
BRIDGEWATER, NJ 08807
BRIDGEWATER TOWNSHIP

COVER SHEET

CS

LOWER LEVEL PLAN

KEY PLAN

MEYER

RENOVATIONS
Bridgewater Hills Corporate Center
BRIDGEWATER TOWNSHIP

NEW CONSTRUCTION PLAN

DRAWING NO.
A1.10

LOWER LEVEL - CONSTRUCTION PLAN - LEFT
KEY PLAN
MEYER
RENOVATIONS
Bridgewater Hills Corporate Center
720 US ROUTE 202/206
BRIDGEWATER, NJ 08807
BRIDGEWATER TOWNSHIP
NEW CONSTRUCTION PLAN
A1.10A

KEY PLAN
LOWER LEVEL - CONSTRUCTION PLAN - RIGHT

MEYER

RENOVATIONS

Bridgewater Hills Corporate Center

720 US ROUTE 202/206
BRIDGEWATER, NJ 08807

BRIDGEWATER TOWNSHIP

NEW CONSTRUCTION PLAN

A1.10B

FIRST FLOOR PLAN

KEY PLAN

MEYER

RENOVATIONS

Bridgewater Hills Corporate Center

720 US ROUTE 202/206

BRIDGEWATER, NJ 08807

BRIDGEWATER TOWNSHIP

NEW CONSTRUCTION PLAN

A1.11

FIRST FLOOR - CONSTRUCTION - LEFT
KEY PLAN

MEYER

RENOVATIONS
Bridgewater Hills Corporate Center
BRIDGEWATER, NJ 08807

NEW CONSTRUCTION PLAN

A1.11A

KEY PLAN
FIRST FLOOR - CONSTRUCTION - RIGHT
MEYER
RENOVATIONS
Bridgewater Hills Corporate Center
720 US ROUTE 202/206
BRIDGEWATER, NJ 08807
BRIDGEWATER TOWNSHIP
NEW CONSTRUCTION PLAN
A1.11B

SECOND FLOOR PLAN

KEY PLAN

MEYER

RENOVATIONS
Bridgewater Hills Corporate Center
725 US ROUTE 202/206
BRIDGEWATER, NJ 08807

BRIDGEWATER TOWNSHIP

NEW CONSTRUCTION PLAN

A1.12

KEY PLAN

SECOND FLOOR - CONSTRUCTION PLAN - LEFT

MEYER

RENOVATIONS
Bridgewater Hills Corporate Center

NEW CONSTRUCTION PLAN

A1.12A

KEY PLAN

SECOND FLOOR - CONSTRUCTION PLAN - RIGHT

MEYER

RENOVATIONS
Bridgewater Hills Corporate Center
720 US ROUTE 202/206
BRIDGEWATER, NJ 08807
BRIDGEWATER TOWNSHIP

NEW CONSTRUCTION PLAN

A1.12B

ROOF PLAN

ROOF CURB

ROOF VENT

ROOF DRAIN

MEYER

RENOVATIONS
Bridgewater Hills Corporate Center
720 US ROUTE 202/206
BRIDGEWATER, NJ 08807

BRIDGEWATER TOWNSHIP

ROOF PLAN

A1.21

700
SOUTH BUILDING ELEVATION - FRONT
EAST BUILDING ELEVATION - INSIDE LEFT SIDE
SOUTHEAST
SOUTH WEST ELEVATION
WEST BUILDING ELEVATION - INSIDE RIGHT SIDE

MEYER

RENOVATIONS
Bridgewater Hills Corporate Center
700 US ROUTE 202/206
BRIDGEWATER, NJ 08807
BRIDGEWATER TOWNSHIP

BUILDING ELEVATIONS

A2.01

NORTH BUILDING ELEVATION - REAR
NORTH BUILDING ELEVATION - REAR
WEST BUILDING ELEVATION - INSIDE RIGHT SIDE
EAST BUILDING ELEVATION - INSIDE LEFT SIDE
NORTH BUILDING ELEVATION - REAR
ELEVATION KEY PLAN
MEYER
RENOVATIONS
Bridgewater Hills Corporate Center
720 US ROUTE 202/206
BRIDGEWATER, NJ 08807
BRIDGEWATER TOWNSHIP
BUILDING ELEVATIONS
DRAWING NO.
A2.02

EAST BUILDING ELEVATION - FRONT SIDE
WEST BUILDING ELEVATION - LEFT SIDE
NORTH EAST ELEVATION
NORTHWEST ELEVATION
ELEVATION KEY PLAN

MEYER

RENOVATIONS
Bridgewater Hills Corporate Center
720 US ROUTE 202/206
BRIDGEWATER, NJ 08807

BRIDGEWATER TOWNSHIP

BUILDING ELEVATIONS

A2.03

BUILDING SECTION - EW

BUILDING SECTION - NS

MEYER

RENOVATIONS

Bridgewater Hills Corporate Center

720 US ROUTE 202/206

BRIDGEWATER, NJ 08807

BRIDGEWATER TOWNSHIP

BUILDING SECTIONS

DRAWING NO.

A3.01

WALL SECTION AT ANGLED WINDOW WALL
WALL SECTION AT CURTAINWALL
WALL SECTION AT STAIR WALL
WALL SECTION AT FRONT ENTRANCE

MEYER

RENOVATIONS
Bridgewater Hills Corporate Center
720 US ROUTE 202/206
BRIDGEWATER, NJ 08807
BRIDGEWATER TOWNSHIP

WALL SECTIONS

A3.11

WALL SECTION AT WINDOW WALL (EXISTING SLAB)

WALL SECTION AT PANEL WALL (EXISTING SLAB)

WALL SECTION AT FRONT CURTAINWALL

WALL SECTION AT ANGLED PANEL WALL

MEYER

RENOVATIONS
Bridgewater Hills Corporate Center
720 US ROUTE 202/206
BRIDGEWATER, NJ 08807

BRIDGEWATER TOWNSHIP

WALL SECTIONS

A3.12

WALL SECTION AT REAR ENTRANCE
WALL SECTION AT REAR ENTRANCE SIDE WALL
WALL SECTION AT LOWER LEVEL HIGH WINDOW
MEYER
RENOVATIONS
Bridgewater Hills Corporate Center
720 US ROUTE 202/206
BRIDGEWATER, NJ 08807
BRIDGEWATER TOWNSHIP
WALL SECTIONS
A3.13

EXHIBIT “C-2”

On-Grade Patio Accomodations, Freight Elevator and Roof Deck:*

a.              Furnish and install one (1 ea.) pair of aluminum manual folding doors on the 1st level of the northeast corner of the existing building in order to access the patio area per attached drawings by Meyer, subject to application of Tenant Improvement Allowance.

b.              If requested by Tenant, construct and install the freight elevator, subject to application of the Tenant Improvement Allowance.

c.               If requested by Tenant, construct and install the rooftop deck and/or the infrastructure for the rooftop deck, including extending the second stairwell, subject to application of the Tenant Improvement Allowance.

* The items listed in this Exhibit C-2 are to be completed at Tenant’s cost and expense, subject to application of the Tenant Improvement Allowance, preparation by Tenant’s architect of the schematic drawings for such work and Tenant’s prior approval of the cost of such work and the plans for such work. If Tenant does not approve of the cost of such work, Tenant shall reimburse Landlord for any third party cost or expenses incurred by Landlord therefor, within thirty (30) days following receipt of an invoice for such cost or expense incurred.

EXHIBIT “D”

INTENTIONALLY DELETED

Exhibit “E”

LETTER OF CREDIT CRITERIA

1.                                      The letter of credit shall be clean, irrevocable and unconditional, in accordance with industry standards for commercial real estate lease transactions.

2.                                      The letter of credit shall be in the amount specified in Section 27 of the Lease, subject to reduction as provided therein.

3.                                      The letter of credit must be issued by a national bank that is a member of the New York Clearing House and has a banking office dedicated to the administration and payment of letters of credit within a 25 mile radius of Plymouth Meeting, Pennsylvania or provide for presentation by fax or by overnight courier. The issuing bank must have been assigned by Standard & Poors Investor Services a Bank Financial Strength Rating of BBB+, or better. The identity of the issuing bank shall also be reasonably satisfactory to Landlord; provided Landlord agrees that Bank of America, N.A. is satisfactory.

4.                                      The letter of credit shall have an expiration date no earlier than the first anniversary of the date of its issuance and shall provide for its automatic renewal from year to year unless terminated by the issuing bank by notice to Landlord given not less than sixty (60) days prior to its expiration date by registered or certified mail. The final expiration date of the letter of credit and all renewals of it shall be no earlier than sixty (60) days following the end of the Term except as expressly provided otherwise in the Lease.

5.                                      The letter of credit shall be issued in favor of Landlord and shall be effective immediately on its issuance.

6.                                      The letter of credit must allow for draws to be made at sight on a draft drawn under the letter of credit which has been reasonably approved as to form by Landlord. It must allow for one draw in the whole amount or multiple partial draws. The Landlord shall not as a condition to any draw be required to deliver any certificate, affidavit or other writing to the issuer expressing the basis for the draw.

7.                                      The letter of credit shall be transferable to any successor Landlord and/or Landlord’s lenders at no cost to Landlord (or if there is a cost, Tenant agrees to pay such cost to Landlord as additional rent within 5 days after demand).

8.                                      The letter of credit shall be governed by the International Standby Practices ISP98 published by the International Chamber of Commerce. Alternatively, if approved by the Landlord and if required by either the issuing bank or the confirming bank, the Uniform Customs and Practices for Documentary Credits published by the International Chamber of Commerce may be substituted for the ISP98 to the extent such Customs and Practices are not inconsistent with the criteria in this Exhibit “E”.

9.                                      The letter of credit shall otherwise be in such form and shall be subject to such additional requirements as Landlord may reasonably require.

10.                               Landlord may but shall not be required to accept a letter of credit not otherwise meeting the criteria above, provided, however, that if Landlord does accept such a letter of credit, it shall be deemed to have waived any such non-compliance.

EXHIBIT “F”

FUTURE EXPANSION PLAN

EXHIBIT “G”

COMMENCEMENT DATE MEMORANDUM

THIS COMMENCEMENT DATE MEMORANDUM (“Memorandum”) is made as of this      day of                  , 2019, between EXETER 700 ROUTE 202/206, LLC, a Delaware limited liability company (“Landlord”) and INSMED INCORPORATED, a Virginia corporation (“Tenant”).

WITNESSETH:

WHEREAS, by that certain Lease Agreement dated                         , 2018 between Tenant and Landlord (“Lease”), Landlord leases to Tenant certain real property including a building containing approximately 117,022 rentable square feet (the “Premises”) located at 700 Route 202/206, Bridgewater, New Jersey.

WHEREAS, Landlord and Tenant have agreed to enter into this Memorandum setting forth certain information with respect to the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.             All capitalized terms not otherwise defined herein shall have the meaning given such terms in the Lease.

2.             The parties to this Memorandum hereby agree that the Commencement Date is                   and the Expiration Date of the Term of the Lease is                    .

3.             The Free Rent Period begins from                   and continues through                   and begins again on                and continues through                 .

4.             Minimum Annual Rent during the Term, as set forth in Section 1(g) of the Lease, is as follows:

Period	Annual	Monthly

5.             Tenant acknowledges that, to Tenant’s knowledge, there are no existing defenses or offsets which Tenant has against the enforcement of the Lease by Landlord.

6.             Tenant has accepted possession of the Premises pursuant to the terms of the Lease and all improvements required by the terms of the Lease to be made by Landlord are Substantially Completed.

7.             Nothing in this Memorandum is intended to modify or amend any of the terms and conditions of the Lease. In the event of any discrepancy between the terms of this Memorandum and the terms of the Lease, the terms of the Lease shall prevail.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Memorandum to be executed the day and year first above written.

LANDLORD:

EXETER 700 ROUTE 202/206, LLC, a Delaware limited liability company

By: Exeter Operating Partnership IV, LP, a Delaware limited partnership, its sole member

By: Exeter Operating Partnership IV GP LLC, a Delaware limited liability company, its sole general partner

By: Exeter Industrial REIT IV LLC, a Delaware limited liability company, its sole member

Date signed:	By:
	Name:	Timothy J. Weber
	Title:	Vice President

Tenant:

INSMED INCORPORATED, a Virginia corporation

Date signed:

By:
Name:
Title:

EXHIBIT “H”

TENANT REQUESTED OPTIONAL IMPROVEMENT SCHEDULE

9/7/18 lease execution (Insmed)

9/7/18 Notice by Insmed and schematic plan provided by (Insmed)

9/7/18 Conceptual estimate provided by (Exeter/Penntex)

9/10/18 Insmed approval of conceptual estimate (Insmed)

9/10/18 to 9/21/18 Exeter/Insmed_Informal review with Twp planner and code (Township)

9/24/18 to 9/30/18 Alliance update schematic per Twp review comments (Insmed)

10/1/18 to 10/8/18 Exeter update estimate per updated schematic (Exeter/Penntex)

10/12/18 Insmed approve updated estimate and authorize design by Exeter (Insmed)

10/15/18 to 11/15/18 Exeter engineer permit drawings (Exeter)

11/15/18 to 11/20/18 Insmed review/comment plans (Insmed)

*Holiday

12/3/18 plans final for permit/file for permit (Exeter)

12/14/18 permit approved (Township)

12/17/18 commence work (Exeter/Penntex)

4/16/19 elevator shaft, extended stair towers, steel work/reinforcement/roof water-tight (Exeter)

Assuming the above items are completed by the referenced dates, Exeter to deliver a substantially complete, water tight, base building with Tenant Requested Optional Improvements by 4/16/19, except for the roof deck and elevator cab, which roof deck shall be substantially completed by 5/30/19 and elevator cab shall be installed by 7/30/19.

Structuretone TI schedule for water tight will work with this schedule.